                                                                    Exhibit 10.4

                                                                  EXECUTION COPY

           *** CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND
               FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                    COMMISSION PURSUANT TO RULE 24b-2 OF THE
                  SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                   $89,000,000

                                 LOAN AGREEMENT

                         DATED AS OF SEPTEMBER 27, 2005

                                      AMONG

                                US AIRWAYS, INC.
                                       AND
                          AMERICA WEST AIRLINES, INC.,
                                  AS BORROWERS,

                             US AIRWAYS GROUP, INC.,
                                  AS GUARANTOR,

                           AIRBUS FINANCIAL SERVICES,
                        AS INITIAL LENDER AND LOAN AGENT

                                       AND

                           WELLS FARGO BANK NORTHWEST,
                              NATIONAL ASSOCIATION
                               AS COLLATERAL AGENT

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS ..............     1
   SECTION 1.1    DEFINED TERMS .........................................    22
   SECTION 1.2    COMPUTATION OF TIME PERIODS ...........................    22
   SECTION 1.3    ACCOUNTING TERMS AND PRINCIPLES .......................    22
   SECTION 1.4    CERTAIN TERMS .........................................    22

ARTICLE II THE LOANS ....................................................    22
   SECTION 2.1    THE LOANS .............................................    22
   SECTION 2.2    BORROWING PROCEDURES ..................................    24
   SECTION 2.3    SCHEDULED REPAYMENT OF THE LOANS ......................    25
   SECTION 2.4    EVIDENCE OF DEBT; USE OF PROCEEDS .....................    25
   SECTION 2.5    OPTIONAL PREPAYMENTS ..................................    27
   SECTION 2.6    MANDATORY PREPAYMENTS .................................    28
   SECTION 2.7    INTEREST ..............................................    30
   SECTION 2.8    FEES ..................................................    30
   SECTION 2.9    PAYMENTS AND COMPUTATIONS .............................    31
   SECTION 2.10   CERTAIN PROVISIONS GOVERNING THE LOANS ................    32
   SECTION 2.11   CAPITAL ADEQUACY ......................................    35
   SECTION 2.12   SUBSTITUTION OF LENDERS ...............................    36
   SECTION 2.13   TAXES .................................................    37
   SECTION 2.14   PRO RATA TREATMENT AND PAYMENTS .......................    41

ARTICLE III CONDITIONS TO CLOSING AND FUTURE FUNDINGS ...................    41
   SECTION 3.1    CONDITIONS PRECEDENT ..................................    41

ARTICLE IV REPRESENTATIONS AND WARRANTIES ...............................    46
   SECTION 4.1    ORGANIZATION, POWERS, QUALIFICATION; AIR CARRIER
                  LICENSES, FRANCHISES AND PERMITS ......................    46
   SECTION 4.2    AUTHORIZATION OF BORROWING, ETC. ......................    47
   SECTION 4.3    FINANCIAL CONDITION ...................................    48
   SECTION 4.4    NO MATERIAL ADVERSE EFFECT ............................    49
   SECTION 4.5    TITLE TO PROPERTIES; LIENS ............................    49
   SECTION 4.6    LITIGATION: ADVERSE FACTS .............................    49
   SECTION 4.7    TAX RETURNS ...........................................    50
   SECTION 4.8    NO DEFAULT OR EVENT OF DEFAULT ........................    50
   SECTION 4.9    GOVERNMENTAL REGULATION ...............................    50
   SECTION 4.10   EMPLOYEE BENEFIT PLANS ................................    50
   SECTION 4.11   COMPLIANCE WITH LAWS ..................................    50
   SECTION 4.12   SECURITY DOCUMENTS ....................................    51
   SECTION 4.13   CONCERNING THE COLLATERAL .............................    51
   SECTION 4.14   REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL
                  AGENT .................................................    53

ARTICLE V COVENANTS .....................................................    54
   SECTION 5.1    FINANCIAL STATEMENTS AND OTHER INFORMATION ............    54
   SECTION 5.2    CORPORATE EXISTENCE ...................................    56
   SECTION 5.3    PAYMENT OF TAXES ......................................    56
   SECTION 5.4    MAINTENANCE OF PROPERTIES; INSURANCE ..................    56
   SECTION 5.5    INSPECTION ............................................    57
   SECTION 5.6    COMPLIANCE WITH LAWS, ETC .............................    57
   SECTION 5.7    FURTHER ASSURANCES ....................................    57
   SECTION 5.8    EMPLOYEE BENEFIT PLANS ................................    58
   SECTION 5.9    FAA MATTERS; CITIZENSHIP ..............................    58
   SECTION 5.10   DELIVERY OF POST-RECORDING FAA OPINION ................    58
   SECTION 5.11   SOFTWARE ..............................................    58
   SECTION 5.12   COMPLIANCE WITH MORTGAGE ..............................    58
   SECTION 5.13   PROHIBITION ON LIENS ..................................    58
   SECTION 5.14   MERGER OR CONSOLIDATION ...............................    61
   SECTION 5.15   CERTAIN APPROVALS UNDER THE ATSB LOAN AGREEMENT .......    61

ARTICLE VI EVENTS OF DEFAULT ............................................    61
   SECTION 6.1    EVENTS OF DEFAULT .....................................    61
   SECTION 6.2    REMEDIES ..............................................    63

ARTICLE VII THE LOAN AGENT AND THE COLLATERAL AGENT .....................    64
   SECTION 7.1    AUTHORIZATION AND ACTION ..............................    64
   SECTION 7.2    AGENT'S RELIANCE, ETC .................................    65
   SECTION 7.3    AGENT AND AFFILIATES ..................................    65
   SECTION 7.4    REPRESENTATIONS OF THE LENDERS ........................    66
   SECTION 7.5    EVENTS OF DEFAULT .....................................    66
   SECTION 7.6    LOAN AGENT'S AND COLLATERAL AGENT'S RIGHT TO
                  INDEMNITY .............................................    66
   SECTION 7.7    INDEMNIFICATION OF LOAN AGENT AND COLLATERAL AGENT ....    66
   SECTION 7.8    SUCCESSOR LOAN AGENT AND COLLATERAL AGENT .............    67
   SECTION 7.9    COLLATERAL AND GUARANTEE MATTERS ......................    67

ARTICLE VIII GUARANTEE ..................................................    68
   SECTION 8.1    GUARANTEE .............................................    68
   SECTION 8.2    NO SUBROGATION ........................................    68
   SECTION 8.3    AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS ......    69
   SECTION 8.4    GUARANTEE ABSOLUTE AND UNCONDITIONAL ..................    69
   SECTION 8.5    REINSTATEMENT .........................................    70
   SECTION 8.6    PAYMENTS ..............................................    70

ARTICLE IX MISCELLANEOUS ................................................    71
   SECTION 9.1    AMENDMENTS, WAIVERS, ETC ..............................    71
   SECTION 9.2    SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND
                  ASSIGNMENTS ...........................................    72
   SECTION 9.3    COSTS AND EXPENSES ....................................    75
   SECTION 9.4    INDEMNITIES ...........................................    75
   SECTION 9.5    RIGHT OF SET-OFF ......................................    76

   SECTION 9.6    JOINT AND SEVERAL LIABILITY; MAXIMUM LIABILITY;
                  WAIVER OF SUBROGATION .................................    76
   SECTION 9.7    SHARING OF PAYMENTS, ETC ..............................    78
   SECTION 9.8    NOTICES, ETC ..........................................    79
   SECTION 9.9    NO WAIVER; REMEDIES ...................................    79
   SECTION 9.10   GOVERNING LAW .........................................    79
   SECTION 9.11   SUBMISSION TO JURISDICTION; SERVICE OF PROCESS ........    79
   SECTION 9.12   WAIVER OF JURY TRIAL ..................................    80
   SECTION 9.13   MARSHALING; PAYMENTS SET ASIDE ........................    80
   SECTION 9.14   SECTION TITLES ........................................    80
   SECTION 9.15   EXECUTION IN COUNTERPARTS .............................    81
   SECTION 9.16   SEVERABILITY ..........................................    81
   SECTION 9.17   CONFIDENTIALITY .......................................    81
   SECTION 9.18   APPOINTMENT OF INDENTURE TRUSTEE ......................    82

Annexes

Annex A - Notice Addresses
Annex B - Lending Office
Annex C - Lender Commitments

Schedules

Schedule 1.1(a)  - Existing Pass Through Certificates
Schedule 1.1 (b) - Specified Engines
Schedule 4.12    - Financing Statements, Filings and Recordings
Schedule 5.13    - Liens

Exhibits

Exhibit A - Form of Assignment and Assumption
Exhibit B - Form of Note
Exhibit C - Form of Notice of Borrowing

          LOAN AGREEMENT, dated as of September 27, 2005, among US AIRWAYS, INC., a Delaware corporation ("US Airways"), AMERICA WEST AIRLINES, INC., a Delaware corporation ("America West", and together with US Airways, the "Borrowers", and each, a "Borrower"); US AIRWAYS GROUP, INC., a Delaware corporation, as guarantor (the "Guarantor"); AIRBUS FINANCIAL SERVICES as the initial lender (together with its successors and permitted assigns, the "Initial Lender"), as loan agent for the Lenders (in such capacity, together with its successors and permitted assigns, the "Loan Agent"), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with its successors and permitted assigns, the "Collateral Agent").

                                  WITNESSETH:

          WHEREAS, on September 12, 2004 (the "Petition Date"), the Guarantor and each of its domestic subsidiaries as of such date, including US Airways (collectively, the "Debtors") filed voluntary petitions (the "Cases") for relief under the Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (the "Bankruptcy Court") and continued in possession of their property and in the management of their businesses pursuant to Bankruptcy Code Sections 1107 and 1108;

          WHEREAS, on May 19, 2005, the Guarantor, Barbell Acquisition Corp., a Delaware corporation and Wholly-Owned Subsidiary of the Guarantor (the "Merger Sub"), and America West Holdings, Corporation entered into an Agreement and Plan of Merger (the "Merger Agreement");

          WHEREAS, (x) the Bankruptcy Court has entered an order (the "Confirmation Order") confirming the Plan of Reorganization under Chapter 11 of the Bankruptcy Code (as in effect on the date of confirmation thereof pursuant to the Confirmation Order, the "Plan of Reorganization") and (y) the Effective Time (as defined in the Merger Agreement) has occurred, and the Borrowers have requested that the Lenders make available to the Borrowers the Loans for the purposes specified herein; and

          WHEREAS, the Lenders are willing to make available to the Borrowers the Loans upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

          SECTION 1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "A319/A320/A321 Purchase Agreement" means the A319/A320/A321 Purchase Agreement, dated as of October 31, 1997, as amended, between AVSA, S.A.R.L. and the Guarantor.

          "A319/A320 Purchase Agreement" means the A319/A320 Purchase Agreement, dated as of September 12, 1997, as amended, between AVSA, S.A.R.L. and America West.

          "A330/A340 Purchase Agreement" means the A330/A340 Purchase Agreement dated as of November 24, 1998, as amended, between AVSA, S.A.R.L. and the Guarantor.

          "A321 Airbus Financings" mean the note purchase agreements, trust indenture and mortgages, secured notes and related loan documents entered into between Aviateur International Limited, as initial lender, and certain Affiliates, on the one hand, US Airways Inc., on the other hand, and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company of Connecticut, N.A.), as Indenture Trustee, as amended or supplemented from time to time, providing for the mortgage loan financing of five (5) Airbus A321 model aircraft bearing FAA registration numbers N184US, N185UW, N186US, N187US and N188US, respectively.

          "A321 Aircraft" means, individually or collectively as the context may require, the Airbus A321 aircraft having FAA registration numbers N184US, N185UW, N186US, N187US, and N188US.

          "A350/A340 Financing Letter Agreement" means the A350/A330 Financing Letter Agreement dated as of September 27, 2005 as amended, among AVSA, S.A.R.L. and the Obligors.

          "Actual Knowledge" means, with respect to any Person, actual knowledge of a vice president or more senior officer of such Person or any other officer of such Person having responsibility for the transactions contemplated by the Loan Documents.

          "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Aggregate Original Principal Amount" means the aggregate outstanding principal amount of the Loans on the earliest of (x) the close of business on December 31, 2007, (y) the date the Commitments are fully utilized and (z) the date when the Commitments are terminated.

          "Agreement" means this Loan Agreement.

          "Airbus" means Airbus S.A.S.

          "Aircraft Mortgage" means the five (5) Trust Indenture and Mortgages dated the date hereof between US Airways and US Bank National Association, as Indenture Trustee, providing for second mortgages on the A321 Aircraft, as supplemented or amended from time to time.

          "Aircraft Related Equipment" means aircraft (including aircraft engines installed thereon) in the fleet of any Obligor or any of their Subsidiaries, spare aircraft engines and propellers, spare parts, aircraft parts, simulators and other training devices, and passenger loading bridges or other flight or ground equipment and Aircraft Related Facilities.

          "Aircraft Related Facilities" means (i) airport terminal facilities, including without limitation, baggage systems, loading bridges and related equipment, building, infrastructure and maintenance, club rooms, apron, fueling systems or facilities, signage/image systems, administrative offices, information technology systems and security systems, (ii) airline support facilities, including without limitation, cargo, catering, mail, ground service equipment, ramp control, deicing, hangars, aircraft parts/storage, training and reservations facilities and (iii) all equipment used in connection with the foregoing.

          "Applicable Interest Rate" means, for each Loan and for each Interest Period, a rate per annum equal to LIBOR for such Interest Period plus the Applicable Margin.

          "Applicable Margin" means [...***...]% per annum; provided, however, that on each of (A) the [...***...] anniversary of the Closing Date, and (B) on the [...***...] anniversary of the Closing Date (each an "Applicable Margin Determination Date"), the Applicable Margin shall be reviewed and adjusted or not adjusted based on the most recently published corporate credit rating assigned by S&P to the Guarantor and its consolidated subsidiaries, taken together, as follows: for each grade (for illustration purposes, the change from B to B+ or to B- being a single grade) by which such credit rating is lower than, or higher than, B, the Applicable Margin shall be increased or decreased, respectively, by [...***...]%; provided, further, that, notwithstanding the foregoing, the Applicable Margin shall not be higher than [...***...]% per annum or lower than [...***...]% per annum.

          "Asset Sale" means, with respect to any property, any sale, transfer or other disposition (including by way of merger, consolidation, exchange of assets or sale leaseback transactions or by reason of any condemnation or other taking or permanent requisition) of such property, in one transaction or a series of related transactions, by any Obligor or any of its Subsidiaries to any Person other than such Obligor or any of its Subsidiaries; provided that sales of spare parts subject to the Lien of the Spare Parts Mortgage which are made pursuant to Section 3.02(b)(4) thereof shall not constitute Asset Sales.

*** CONFIDENTIAL TREATMENT REQUESTED

          "Assignment and Assumption" means an Assignment and Assumption entered into by a Lender and an Assignee, in substantially the form of Exhibit A or any other form approved by the Loan Agent.

          "ATSB" means the Air Transportation Stabilization Board, or any successor thereto.

          "ATSB Loan Agreements" means (i) the Amended and Restated Loan Agreement, dated as of September 27, 2005, among US Airways, the Guarantor, the other subsidiaries of the Guarantor party thereto, the lenders from time to time party thereto, the Loan Administrator and agents party thereto, and the ATSB, and (ii) the Amended and Restated Loan Agreement, dated as of September 27, 2005, among America West, the Guarantor, the other subsidiaries of the Guarantor party thereto, the lenders from time to time party thereto, the Loan Administrator and agents party thereto, and the ATSB, each as in effect on the Closing Date.

          "AWA Holdings" means America West Holdings Corporation.

          "Bankruptcy Code" means Title 11 of the United States Code as now and hereafter in effect, or any successor statute.

          "Bankruptcy Court" has the meaning specified in the recitals hereto.

          "Borrower" has the meaning specified in the preamble to this Agreement.

          "Borrowing" means the borrowing of a Loan on the Closing Date or on another Funding Date.

          "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York, Dublin, Ireland, or Phoenix, Arizona are authorized or required by law to remain closed; provided that when used in connection with LIBOR, the term "Business Day" shall mean any day on which banks in London, England are open for dealings in dollar deposits in the interbank market.

          "Business Plan" means the business plan of the Borrowers dated as of July 7, 2005, provided to the Loan Agent.

          "Cape Town Convention" means the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on Matters Specific to Aircraft Equipment signed in Cape Town on 16 November 2001.

          "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person, and the amount of Indebtedness represented by such lease shall be the capitalized amount of the obligations evidenced thereby determined in accordance with GAAP.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, whether now outstanding or issued after the date of this Agreement.

          "Cases" has the meaning specified in the recitals hereto.

          "Cash" means money, currency or a credit balance.

          "Cash Equivalents" has the meaning given in the ATSB Loan Agreements.

          "Closing Date" means the date of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "Collateral" means the property comprising the collateral security provided by the Collateral Documents.

          "Collateral Documents" means, collectively, (i) the Aircraft Mortgages, as amended or supplemented from time to time, (ii) the Spare Parts Mortgage and Security Agreement, (iii) the Engine Mortgage and Security Agreement, (iv) the Purchase Agreement Security Agreement, and (v) such other security documents as may be executed and delivered by the Obligors pursuant to the terms of Section 5.6.

          "Commitments" is a collective reference to the Tranche A Commitments, the Tranche B Commitments, the Tranche C Commitments, the Tranche D Commitments and the Tranche E Commitments. The initial aggregate amount of the Commitments is $0,000,000.

          "Commodity Agreement" means any agreement or arrangement designed to protect any Obligor or any of their Subsidiaries against fluctuations in the prices of commodities used by any Obligor or any of their Subsidiaries in the ordinary course of its business.

          "Confirmation Order" has the meaning specified in the recitals hereto.

          "Consummation of the Plan" means substantial consummation of the Plan of Reorganization within the meaning of Section 1101(2) of the Bankruptcy Code.

          "Contractual Obligation," as applied to any Person, means any provision of any equity security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other material instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Cross-Collateral" shall mean (i) all collateral security supporting payment of the Cross-Default Obligations, and (ii) all right, title and interest, if any, of any Obligor in, to or with respect to predelivery payments or deposits made under any aircraft purchase agreement between any Obligor or any of its Affiliates, on the one hand, and Airbus or any of its Affiliates, on the other hand.

          "Cross-Default Obligations" means all Obligations of any Obligor (i) held, directly or indirectly (through a trustee or otherwise) by Airbus or any Affiliate under or with respect to (A) the A321 Airbus Financings, or (B) the Other Loan Agreement or any other lease, loan, trade receivable, or other extension of credit between Airbus or any of its Affiliates, on the one hand, any Obligor or any of its Affiliates, on the other hand, whether such lease, loan, trade receivable, or other extension of credit is direct or is indirect through a lease, structured financing or otherwise, including without limitation, any Pass Through Certificates listed on Schedule 1.1(a) or acquired in an original issuance after the Closing Date, or (C) any aircraft purchase agreement between any Obligor, on the one hand, and Airbus or any of its Affiliates, on the other hand, or (ii) under any Principal Credit Facility. For purposes of this definition, the term "Obligations" shall mean with respect to any of the agreements referred to in clauses (A), (B) or (C) of the preceding sentence, the unpaid principal of and interest thereon (including interest accruing after the maturity thereof and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Obligors thereunder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection therewith, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect any Obligor or any of its Subsidiaries against fluctuations in currency values.

          "Debtors" has the meaning specified in the recitals thereto.

          "Default" means any event which with the passing of time or the giving of notice or both would, unless cured or waived, become an Event of Default.

          "Designated Locations" has the meaning specified in the Spare Parts Security Agreement.

          "Dollars" and the sign "$" each mean the lawful money of the United States of America.

          "Effective Date" means the date on which the conditions precedent set forth in Section 3.1(a), (j) and (p) have been satisfied, but not later than December 2, 2005.

          "Engine Mortgage and Security Agreement" means the Engine Mortgage and Security Agreement dated as of the date hereof between America West and the Collateral Agent.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means, as applied to either Borrower, (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which such Borrower is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which such Borrower is a member; and (iii) any member of an affiliated service group within the meaning of
Section 414(m) or (o) of the Code of which such Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

          "ERISA Event" means (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which reporting is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Guarantor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e)(i) the receipt by Guarantor or any ERISA Affiliate from the PBGC of a notice of determination that PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan, or (ii) the filing by Guarantor or any ERISA Affiliate of a notice of intent to terminate any Plan; (f) the incurrence by Guarantor or any of its ERISA Affiliates of any liability (i) with respect to the withdrawal from a Multiemployer Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; or (g) the receipt by Guarantor or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Event of Default" has the meaning specified in Section 6.1.

          "Event of Loss" has the meaning specified in the Engine Mortgage and Security Agreement or in the Aircraft Mortgages.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Excluded Taxes" has the meaning specified in Section 2.13(a).

          "FAA" means the Federal Aviation Administration.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

          "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Cases or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek reargument, reconsideration, or certiorari has expired and no appeal, motion for reconsideration or reargument or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari, motion for reconsideration or reargument that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which reargument, reconsideration, or certiorari was sought and the time to take any further appeal, petition for certiorari or move for reargument shall have expired.

          "Fiscal Year" means the Borrowers' fiscal year referenced in the financial statements to be delivered by the Borrowers pursuant to Section 5.1.

          "Funding Date" means each date on which one or more Borrowings of Loans is made in accordance with Sections 2.1 and 2.2.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "GECC" means General Electric Capital Corporation.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), including any pledge of assets to secure indebtedness of another or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of such other Person so as to enable such Person to pay such Indebtedness. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantor" has the meaning specified in the preamble to this Agreement.

          "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except (x) Trade Payables and similar obligations incurred in the ordinary course of business and (y) earn-outs and other contingent payouts in respect of acquisitions; (v) all Capital Lease obligations of such Person (the amount of the Indebtedness in respect of Capital Lease obligations to be determined as provided in the definition of Capital Lease in this Section 1.1);
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that in the case of Indebtedness issued without recourse to such Persons, the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the stated principal amount of such Indebtedness, provided, however, that if such Indebtedness is assumed by such Person or provides for recourse against such Person, the amount of such Indebtedness shall be the greater of (A) and (B) above; (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; (viii) to the extent not otherwise included in this definition and to the extent treated as a liability under GAAP, obligations under Currency Agreements, Interest Rate Agreements and Commodity Agreements
(ix) the capitalized amount of remaining lease payments owing by such Person under Synthetic Leases that would appear on the balance sheet of such Person if such lease were treated as a Capital Lease; (x) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP); (xi) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person; and (xii) all prepaid forward sales in bulk of dividend miles or available seat miles or like transactions other than in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. "Indemnified Liabilities" has the meaning specified in Section 9.4.

          "Indemnified Taxes" has the meaning specified in Section 2.13(a).

          "Indemnitees" has the meaning specified in Section 9.4.

          "Indenture Trustee" means U.S. Bank National Association, Indenture Trustee under the Aircraft Mortgages, and its successors.

          "Initial Lender" has the meaning specified in the preamble to this Agreement.

          "Intercreditor Agreement" means the intercreditor agreement with GECC as described in Section 3.1(c)(3).

          "Interest Payment Date" has the meaning specified in Section 2.7(b).

          "Interest Period" means, for each Loan, (a) made on the first Funding Date, the period commencing on September 26, 2005 and ending three months thereafter, (b) with respect to any other initial funding of a Loan, the period commencing on the initial Funding Date for such Loan and ending on the last day of the current Interest Period for any other Tranche then outstanding, or if no other Tranche is then outstanding, ending three months after the initial Funding Date, and (c) thereafter, a period commencing on the last day of the immediately preceding Interest Period therefor and ending three months thereafter; provided, however, that:

               (i) the final scheduled Interest Period shall end on the Loan Maturity Date;

               (ii) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day and for the avoidance of doubt, interest computation shall be adjusted accordingly;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) each "Interest Period" beginning after the occurrence and during the continuance of an Event of Default shall be for a period duration of one month.

          "Interest Rate Agreement" means any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect any Obligor or any of their Subsidiaries against fluctuations in interest rates or under which any Obligor or any of their Subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary thereafter.

          "IRS" means the Internal Revenue Service of the United States or any successor thereto.

          "Lenders" mean (i) the Initial Lender, and (ii) each financial institution or other entity that from time to time becomes a party hereto as a lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.

          "Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on Annex B or on the Assignment and Assumption by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Loan Agent.

          "LIBOR" means the rate per annum (rounded to the nearest 1/100 of 1%) equal to the quotation that appears on page 3750 of the Telerate Screen (or otherwise on such screen or on such other screen, page or service as may replace the Telerate Screen) as of 11:00 A.M., London time, two Business Days prior to the beginning of the applicable Interest Period as the rate for dollar deposits to be delivered on the first day of such Interest Period and maintained for such Interest Period (or, in the case of the initial Interest Period, for three months) in an amount comparable to the principal amount of the Loan. In the event that such rate does not so appear on the Telerate Screen (or otherwise as aforesaid), the "LIBOR" for purposes of this definition shall be the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by each Reference Bank in London for dollar deposits of amounts in same day funds comparable to the principal amount of the Loan, with maturities comparable to the applicable Interest Period (or, in the case of the initial Interest Period, for three months) determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period. If any one or more of the Reference Banks shall not furnish such timely information to the Loan Agent for the purpose of determining any such interest rate, the Loan Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Bank or Reference Banks.

          "Lien" means, with respect to any asset, any lien, mortgage, pledge, assignment for security purposes, security interest, charge, hypothecation, lease or encumbrance of any kind on or of such asset (including any conditional sale or other title retention agreement and any lease in the nature thereof, any easement, right of way or other encumbrance on title to real property and any agreement to give any security interest). "Loan" means any loan made by a Lender pursuant to this Agreement.

          "Loan Agent" has the meaning specified in the preamble to this Agreement.

          "Loan Documents" means, collectively, this Agreement, the Notes, the Other Loan Agreement, the Other Loan Agreement Notes, the Collateral Documents, the Intercreditor Agreement and each certificate, agreement or document executed by the

Borrowers and delivered to the Loan Agent or the Lenders in connection with or pursuant to this Agreement.

          "Loan Maturity Date" means December 31, 2010, except that if such date is not a Business Day, then the Loan Maturity Date shall be the immediately succeeding Business Day.

          "Material Adverse Change" means a material adverse change in the financial condition of any Obligor between the Effective Date and the date of provision of the relevant Loan which would materially and adversely affect such Obligor's ability to perform any of its payment or other material obligations under any Loan Document.

          "Merger Agreement" has the meaning specified in the recitals hereto.

          "Merger Sub" has the meaning specified in the recitals hereto.

          "Material Adverse Effect" means, with respect to the Obligors, (a) an event of the type described in Section 6.1(f) or 6.1(g), or (b) the cessation of commercial passenger service by either Borrower for a period of ten Business Days, other than as a result of the action of any Governmental Authority, or (c) a material adverse effect on (i) the validity or enforceability of any material provision of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Loan Agent, the Collateral Agent or the Lenders hereunder or thereunder, or (ii) the Lien of the Collateral Documents.

          "MOU" means that certain Memorandum of Understanding between AVSA, S.A.R.L., the Guarantor, and the Borrowers, dated as of May 18, 2005.

          "Multiemployer Plan" means a multiemployer plan as defined Section 4001(a)(3) of ERISA, and in respect of which Guarantor or any ERISA Affiliate is (or with the application of Section 4212(c) of ERISA would be) (a) an "employer" as defined in Section 3(5) of ERISA or (b) a "seller" as defined in Section 4204 of ERISA.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the cash proceeds of such Asset Sale, net of (i) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses (including reasonable fees and expenses of counsel, investment bankers, accountants and other professionals, consultants and advisors) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale without regard to the consolidated results of operations of Guarantor, the Borrowers and their respective Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale (or any related expenses required to be paid to third parties pursuant to documentation related to the financing of the assets subject to such Asset Sale) that (A) is secured by a Lien on the property or assets sold and (B) is required by its terms to be paid as a result of such Asset Sale and (iv) appropriate amounts to be provided by any Obligor as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset

Sale, all as determined in conformity with GAAP, but limited to the period of the required reserve.

          "Net Insurance Proceeds" means an amount equal to: (i) any cash payments or proceeds received by an Obligor under any casualty insurance policy in respect of a covered loss thereunder with respect to tangible, real or personal property, minus (ii) (a) any actual and reasonable costs incurred by an Obligor in connection with the adjustment or settlement of any claims of an Obligor in respect thereof (including reasonable fees and expenses of counsel),
(b) provisions for all taxes payable as a result of such event without regard to the consolidated results of operations of Guarantor, the Borrowers and their respective Subsidiaries, taken as a whole, (c) the amount of any Indebtedness secured by a Lien on any property subject to such covered loss and any related expenses of third parties, in each case, required by the documentation related to such Indebtedness to be discharged or paid from the proceeds thereof and (d) any amounts required to be paid to any Person (other than an Obligor) owning a beneficial interest in the property subject to such loss.

          "Non-Consenting Lender" has the meaning specified in Section 9.1(c).

          "Non-U.S. Person" means a Person that is not a United States person as defined in section 7701(a)(30) of the Code.

          "Note" has the meaning specified in Section 2.4(d).

          "Notice of Borrowing" has the meaning specified in Section 2.2(a).

          "Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Obligors to the Loan Agent, the Collateral Agent, the Indenture Trustee or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Loan Agent, the Collateral Agent or to any Lender that are required to be paid by any Obligor pursuant hereto) or otherwise.

          "Obligor" means Guarantor or either Borrower.

          "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer), president, one of its vice presidents, chief financial officer, controller, treasurer or assistant treasurer or an assistant secretary.

          "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which such Person is Lessee, that is not a Capital Lease.

          "Other Loan Agreement" means, the Loan Agreement, dated as the date hereof, among the parties hereto, providing for secured loans in the maximum amount of $161,000,000.

          "Other Loan Agreement Loans" means the "Loans" (as defined in the Other Loan Agreement).

          "Other Loan Agreement Loan Agent" means the "Loan Agent" (as defined in the Other Loan Agreement).

          "Other Loan Agreement Notes" means the "Notes" (as defined in the Other Loan Agreement).

          "Other Loan Agreement Tranche A Commitment Reduction Amount" shall mean the "Tranche A Commitment Reduction Amount", as defined in the Other Loan Agreement.

          "Other Loan Agreement Tranche B Commitment Reduction Amount" shall mean the "Tranche B Commitment Reduction Amount", as defined in the Other Loan Agreement.

          "Other Loan Agreement Tranche C Commitment Reduction Amount" shall mean the "Tranche C Commitment Reduction Amount", as defined in the Other Loan Agreement.

          "Other Loan Agreement Tranche D Commitment Reduction Amount" shall mean the "Tranche D Commitment Reduction Amount", as defined in the Other Loan Agreement.

          "Other Loan Agreement Tranche E Commitment Reduction Amount" shall mean the "Tranche E Commitment Reduction Amount", as defined in the Other Loan Agreement.

          "Other Obligations" means the "Obligations" (as defined in the Other Loan Agreement).

          "Other Taxes" has the meaning specified in Section 2.13(b).

          "Participant" has the meaning specified in Section 9.2(c)(i).

          "Pass Through Certificates" means the US Airways 2001-1C Trust Certificates and any other certificates issued under a similarly structured financing sponsored by an Obligor or an Affiliate thereof. References to amounts "due and payable" on a given date, when used with respect to Pass Through Certificates shall refer to amounts legally due and payable thereunder or to amounts expected to be distributed on or before such date to the holders thereof, and "default" when used with respect to Pass Through Certificates shall have a correlative meaning.

          "Permitted Acquisition Financing" means Indebtedness incurred by an Obligor in connection with an acquisition, merger or consolidation which is permitted under Section 6.5 and/or 6.9 (as applicable) of the ATSB Loan Agreements if and to the extent used (i) to refinance existing Indebtedness of the Person acquired or Indebtedness secured by the assets acquired or (ii) to pay consideration or related expenses in connection with such transaction.

          "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA) as applied to property

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is either (a) not delinquent for a period of more than 30 days or (b) being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, as set forth in
     Section 5.3;

               (ii) statutory Liens of landlords and Liens of carriers, vendors, warehousemen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums either (a) not delinquent for a period of more than thirty (30) days or (b) being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

               (iii) (A) Liens incurred or deposits (other than with respect to the Plans described in Section 4.10) made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, reimbursement obligations and chargeback rights of Persons performing services for an Obligor or a Subsidiary of an Obligor (including Liens securing Trade Payables arising from the Obligors' and their Subsidiaries' use in the ordinary course of business, consistent with past practice, of credit advance facilities to purchase goods and services) and other similar obligations (exclusive of obligations for the payment of borrowed money) and (B) Liens arising or granted in the ordinary course of business in favor of Persons performing credit card processing services, travel charge processing services or clearinghouse services for any Obligor or any of their Subsidiaries, including IATA, Diners Club, Discover Card, NPC, ARC and American Express, so long as such Liens are on cash and Cash Equivalents that are subject to holdbacks by, or are pledged (in lieu of such holdbacks) to, such Persons to secure amounts that may be owed to such Persons under the Obligors' or their Subsidiaries' agreements with them in connection with their provision of credit card processing, travel charge processing or clearinghouse services to the Obligors or any of their Subsidiaries;

               (iv) with respect to real property, easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of an Obligor or any of its Subsidiaries;

               (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

               (vi) any interest or title of a lessor in property leased by an Obligor or any of their Subsidiaries under any Capital Lease obligation or Operating Lease which, in each case, is not prohibited under this Agreement;

               (vii) Liens in favor of collecting or payor banks and other banks providing cash management services, in each case, having a right of setoff, revocation, refund or chargeback against money or instruments of any Obligor or any of their Subsidiaries on deposit with or in possession of such bank arising for the payments of bank fees and other similar amounts owed in the ordinary course of business;

               (viii) Liens of creditors of any Person to whom any Obligor's or any of their Subsidiaries' assets are consigned for sale in the ordinary course of business;

               (ix) Liens incurred or deposits made in connection with the Trust Agreements;

               (x) any renewal of or substitution for any Lien permitted by any of the preceding clauses,; provided that the Indebtedness secured is not increased nor the Lien extended to any additional assets;

               (xi) licensing or sublicensing of intellectual property in the ordinary course of business of the Obligors or their Subsidiaries;

               (xii) Liens arising from precautionary UCC and similar financing statements relating to Operating Leases not otherwise prohibited under any Loan Document; and

               (xiii) Liens created under the Collateral Documents.

          "Permitted Invoice" means invoices for amounts due in respect of goods and services purchased by the Guarantor or any of its Affiliates from Airbus or any of its Affiliates.

          "Permitted Refinancing Indebtedness" has the meaning given in the ATSB Loan Agreements.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

          "Petition Date" has the meaning specified in the recitals hereto.

          "Plan" means any "employee benefit plan" as defined in section 3(3) of ERISA which is, or was at any time, maintained or contributed to or required to be contributed to by the Borrowers or any of their ERISA Affiliates, other than a multiemployer plan, within the meaning of section 4001(a)(3) of ERISA.

          "Plan Effective Date" means the date on which the Plan of Reorganization became effective as provided therein.

          "Plan of Reorganization" has the meaning specified in the recitals hereto.

          "Pledged Engines" means the "Engines" (as defined in the Engine Mortgage and Security Agreement).

          "Pledged Spare Parts" has the meaning specified in the Spare Parts Mortgage and Security Agreement.

          "Principal Credit Facility" shall mean, for any Obligor, (i) any credit agreement to which it is a party guaranteed (or otherwise supported) in whole or in part by the ATSB, and (ii) from and after the date on which any such ATSB credit facility of a Borrower is repaid, refinanced or replaced, the refinancing or replacing credit, note, bond or other loan facility (or, in the absence of, or after the repayment, refinancing or replacement of, any such refinancing or replacing facility, then the largest recourse credit, note or other loan or note facility or issuance of the relevant Obligor from time to time), other than any such facility or issuance which is secured by and is for the purpose of financing or refinancing Aircraft Related Equipment and other than any such facility or issuance which cannot be accelerated or terminated upon nonperformance or default thereunder.

          "Pro Forma Balance Sheet" has the meaning given in Section 4.3(a).

          "Proposed Change" has the meaning specified in Section 9.1(c).

          "Purchase Agreement Security Agreement" means the Purchase Agreement Security Agreement, dated as of the date hereof, between the Borrower and the Collateral Agent.

          "Reference Banks" means Citibank, N.A., Calyon and JPMorgan Chase Bank, and each of their respective successors.

          "Register" has the meaning specified in Section 2.4(e).

          "Replacement Secured Financing" means any financing transaction, whether structured as Indebtedness, sale-leaseback or otherwise, (a) which is secured by any of the Obligors' (i) Slots, (ii) rotable, repairable and expendable spare parts, (iii) aircraft, or (iv) spare engines, in each case which immediately prior to such transaction constituted Collateral for purposes of the ATSB Loan Agreements and (b) which satisfies the further definitional requirements set forth in the ATSB Loan Agreements.

          "Requisite Lenders" means, collectively, Lenders having greater than fifty percent (50%) of (i) the aggregate principal amount of Loans then outstanding plus the aggregate unused Commitments then in effect or, (ii) prior to the making of the initial Loan, the aggregate Commitments in effect.

          "Responsible Officer" means, with respect to any Person, any of the Chief Executive Officer, Executive Vice Presidents and Chief Financial Officer of such Person, but in any event, with respect to financial matters, the Chief Financial Officer, Treasurer or Controller of such Person.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency.

          "SEC" means the United States Securities and Exchange Commission, or any United States Governmental Authority succeeding to the functions of such Securities and Exchange Commission.

          "Senior Mortgages" shall mean each of the "Senior Engine Mortgage" and the "Senior Spare Parts Mortgage," each as defined in the Spare Parts Mortgage and Security Agreement or the Engine Mortgage and Security Agreement

          "Slot Regulations" means 49 U.S.C. Section 40103 and 14 C.F.R. Sections 93.211 - 93.227, and any amendment, supplement or other modification thereto, or successor, replacement or substitute federal law or regulation concerning the right or operational authority to conduct landing or takeoff operations at any airports.

          "Slots" means all of the rights and operational authority granted under the Slot Regulations and now or hereafter acquired or held by each Obligor to conduct one instrument flight rule landing or takeoff operation in a specified time period at Ronald

Reagan Washington National Airport, John F. Kennedy International Airport, LaGuardia Airport, or any other airport.

          "Software" has the meaning specified in the Spare Parts Security Agreement.

          "Solvent" means, with respect to any Person, that as of the date of determination (a) the then fair saleable value of the business of such Person is not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believes that it will not incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Spare Parts Mortgage and Security Agreement" means the Spare Parts Mortgage and Security Agreement dated as of the date hereof between America West and the Collateral Agent.

          "Specified Engines" means the Pledged Engines listed on Schedule 1.1(b), each of which is eligible for the benefits of Section 1110 of the Bankruptcy Code.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association, limited liability company, trust or estate, joint venture or other business entity of which more than 50% of the issued and outstanding shares of Voting Stock at the time of determination are owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Taxes" means any and all present or future taxes, levies, fees, duties, imposts, deductions, charges or withholdings of any nature, and all interest, penalties and other liabilities thereon or computed by reference thereto imposed, levied, collected, withheld or assessed by any Governmental Authority.

          "Title 49" shall mean Title 49 of the United States Code, as amended and in effect from time to time, and the regulations promulgated pursuant thereto.

          "Trade Payables" means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries and arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Tranche" means a Tranche of the Loans, consisting of Tranche A Loans, Tranche B Loans, Tranche C Loans, Tranche D Loans and Tranche E Loans.

          "Tranche A Loan" has the meaning specified in Section 2.1(a).

          "Tranche A Commitment" means, as to any Lender, the obligation of such Lender to make Tranche A Loans hereunder in a principal amount not to exceed the amount set forth opposite such Lender's name in Annex C. The aggregate amount of the Tranche A Commitments is initially zero; provided that the aggregate amount of the Tranche A Commitments of the Lenders shall be automatically increased by the Tranche A Commitment Increase Amount of the Lenders.

          "Tranche A Commitment Increase Amount" shall mean the Other Loan Agreement Tranche A Commitment Reduction Amount of the Lenders.

          "Tranche A Note" means a promissory note evidencing Tranche A Loans, substantially in the form of Exhibit B hereto.

          "Tranche B Loan" has the meaning specified in Section 2.1(b).

          "Tranche B Commitment" means, as to any Lender, the obligation of such Lender to make Tranche B Loans hereunder in a principal amount not to exceed the amount set forth opposite such Lender's name in Annex C. The aggregate amount of the Tranche B Commitments is initially zero; provided that the aggregate amount of the Tranche B Commitments of the Lenders shall be automatically increased by the Tranche B Commitment Increase Amount of the Lenders.

          "Tranche B Commitment Increase Amount" shall mean the Other Loan Agreement Tranche B Commitment Reduction Amount of the Lenders.

          "Tranche B Note" means a promissory note evidencing Tranche B Loans, substantially in the form of Exhibit B hereto.

          "Tranche C Loan" has the meaning specified in Section 2.1(c).

          "Tranche C Commitment" means, as to any Lender, the obligation of such Lender to make Tranche C Loans hereunder in a principal amount not to exceed the amount set forth opposite such Lender's name in Annex C. The aggregate amount of the Tranche C Commitments is initially zero; provided that the aggregate amount of the Tranche C Commitments of the Lenders shall be automatically increased by the Tranche C Commitment Increase Amount of the Lenders.

          "Tranche C Commitment Increase Amount" shall mean the Other Loan Agreement Tranche C Commitment Reduction Amount of the Lenders.

          "Tranche C Note" means a promissory note evidencing Tranche C Loans, substantially in the form of Exhibit B hereto.

          "Tranche D Loan" has the meaning specified in Section 2.1(d).

          "Tranche D Commitment" means, as to any Lender, the obligation of such Lender to make Tranche D Loans hereunder in a principal amount not to exceed the amount set forth opposite such Lender's name in Annex C. The aggregate amount of the

Tranche D Commitments is initially zero; provided that the aggregate amount of the Tranche D Commitments of the Lenders shall be automatically increased by the Tranche D Commitment Increase Amount of the Lenders.

          "Tranche D Commitment Increase Amount" shall mean the Other Loan Agreement Tranche D Commitment Reduction Amount of the Lenders.

          "Tranche D Note" means a promissory note evidencing Tranche D Loans, substantially in the form of Exhibit B hereto.

          "Tranche E Loan" has the meaning specified in Section 2.1(e).

          "Tranche E Commitment" means, as to any Lender, the obligation of such Lender to make Tranche E Loans hereunder in a principal amount not to exceed the amount set forth opposite such Lender's name in Annex C. The aggregate amount of the Tranche E Commitments is initially zero; provided that the aggregate amount of the Tranche E Commitments of the Lenders shall be automatically increased by the Tranche E Commitment Increase Amount of the Lenders.

          "Tranche E Commitment Increase Amount" shall mean the Other Loan Agreement Tranche E Commitment Reduction Amount of the Lenders.

          "Tranche E Note" means a promissory note evidencing Tranche E Loans, substantially in the form of Exhibit B hereto.

          "Trust Agreements" means all special purpose trust funds established by any Obligor to manage the collection and payment of amounts collected by the Obligors for the express benefit of third-party beneficiaries identified as such in the ATSB Loan Agreements.

          "United States Citizen" has the meaning specified in Section 4.1(b).

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Person (or Persons performing similar functions) irrespective of whether or not at the time stock of any such class or classes will have or might have such voting power by the reason of the happening of any contingency.

          "Wholly-Owned" denotes a Subsidiary all of the Voting Stock of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable law) is owned directly or indirectly by the Person named.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          SECTION 1.3 ACCOUNTING TERMS AND PRINCIPLES. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

          SECTION 1.4 CERTAIN TERMS.

               (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

               (b) Except as otherwise expressly provided, references in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

               (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of any Person is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and the consent of each such Person is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified. If no such consent is required, references in this Agreement shall be to such agreement as so amended, restated, supplemented, or modified.

               (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

               (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

                                   ARTICLE II

                                    THE LOANS

          SECTION 2.1 THE LOANS.

               (a) Tranche A Loans. On the terms and subject to the conditions contained in this Agreement and in reliance upon the representations and warranties of the Obligors set forth herein, each Lender agrees to make one or more Loans to the Borrowers (each, a "Tranche A Loan") on Funding Dates occurring on or after the date of delivery of the last A319/A320 Aircraft currently on order by America West and not rescheduled in accordance with paragraph 5 of the MOU, as requested by a Borrower in a Notice of Borrowing given in accordance with Section 2.2 in an amount not to exceed, in the aggregate for all Tranche A Loans made by such Lender on all Funding Dates, the Tranche A Commitment of such Lender. No Tranche A Loan shall be made prior to the date of delivery of the last A319/A320 aircraft on order by America West on the date hereof and not rescheduled in accordance with paragraph 5 of the MOU. The last such aircraft is currently scheduled to be delivered in February 2006. There may be multiple Borrowings of Tranche A Loans. Tranche A Loans repaid or prepaid may not be reborrowed hereunder.

               (b) Tranche B Loans. On the terms and subject to the conditions contained in this Agreement and in reliance upon the representations and warranties of the Obligors set forth herein, each Lender further agrees to make one or more Loans to the Borrowers (each, a "Tranche B Loan") on the Closing Date and on each other Funding Date requested by a Borrower in a Notice of Borrowing given in accordance with Section 2.2 in an amount not to exceed, in the aggregate for all Tranche B Loans made by such Lender on all Funding Dates, the Tranche B Commitment of such Lender. No Tranche B Loan, when combined with the aggregate amount of prior Tranche B Loans, shall exceed the principal and interest amount paid or prepaid under the Airbus A321 Financings from and after the date of the MOU (May 18, 2005) to and including the Funding Date for such Tranche B Loan (including, for the avoidance of doubt, principal and interest to be paid with the proceeds of the proposed Tranche B Loan). No Tranche B Loan shall be made unless all amounts which are due and payable on the Funding Date for such Tranche B Loan under the A321 Airbus Financings have been, or immediately following the application of the proceeds of such Tranche B Loan will have been, paid in full. There may be multiple Borrowings of Tranche B Loans. Tranche B Loans repaid or prepaid may not be reborrowed hereunder.

               (c) Tranche C Loans. On the terms and subject to the conditions contained in this Agreement and in reliance upon the representations and warranties of the Obligors set forth herein, each Lender further agrees to make one or more Loans to the Borrowers (each, a "Tranche C Loan") on the Closing Date and each other Funding Date requested by a Borrower in a Notice of Borrowing given in accordance with Section 2.2 in an amount not to exceed, in the aggregate for all Tranche C Loans made by such Lender on all Funding Dates, the Tranche C Commitment of such Lender. No Tranche C Loan shall be made prior to the due date for the payment of the Permitted Invoices with respect to which such Tranche C Loan is being made. Each Tranche C Loan shall be in an amount not to exceed the aggregate amount of all Permitted Invoices not used to support prior Borrowings of Tranche C Loans. No Tranche C Loan shall be made until at least thirty (30) days after all issued and outstanding Permitted Invoices relating to such Tranche C Loan have been paid in full. Copies of the Permitted Invoices supporting each Tranche C Loan shall be attached to the applicable Notice of Borrowing. There may be multiple

     Borrowings of Tranche C Loans. Tranche C Loans repaid or prepaid may not be reborrowed hereunder.

               (d) Tranche D Loans. On the terms and subject to the conditions contained in this Agreement and in reliance upon the representations and warranties of the Obligors set forth herein, each Lender further agrees to make one or more Loans to the Borrowers (each, a "Tranche D Loan") on any Funding Date, as requested by a Borrower in a Notice of Borrowing given in accordance with Section 2.2 in an amount not to exceed, in the aggregate for all Tranche D Loans made by such Lender on all Funding Dates, the Tranche D Commitment of such Lender. There may be multiple Borrowings of Tranche D Loans. Tranche D Loans repaid or prepaid may not be reborrowed hereunder.

               (e) Tranche E Loans. On the terms and subject to the conditions contained in this Agreement and in reliance upon the representations and warranties of the Obligors set forth herein, each Lender further agrees to make one or more Loans to the Borrowers (each, a "Tranche E Loan") on the Closing Date and on each other Funding Date requested by a Borrowing in a Notice of Borrowing given in accordance with Section 2.2 in an amount not to exceed, in the aggregate for all Tranche E Loans made by such Lender on all Funding Dates, the Tranche E Commitment of such Lender. There may be multiple Borrowings of Tranche E Loans. Tranche E Loans repaid or prepaid may not be reborrowed hereunder.

               (f) Final Funding Date. No Funding Date shall occur after December 31, 2007.

               (g) Commitment Reduction. The aggregate Commitments of the Lenders shall be reduced by $9,187,764.19 if but only for so long as the Tranche B-2 of the America West ATSB loan is guaranteed by AFS Cayman Limited pursuant to the letter agreement dated as of September 27, 2005, among America West, Airbus, Citibank, N.A., and ATSB.

          SECTION 2.2 BORROWING PROCEDURES.

               (a) Each Borrowing shall be made on notice given by a Borrower to the Loan Agent not later than 11:00 a.m. (New York City time) at least two Business Days prior to the applicable Funding Date. Each such notice shall be in substantially the form of Exhibit C (a "Notice of Borrowing") or be given by telephone and confirmed in writing within one Business Day following such notice, in each case, specifying (A) the proposed Funding Date, (B) the aggregate amount of the proposed Borrowing (which must be in a minimum amount of $1,000,000 or a whole multiple of $100,000 above that amount), or if less, the remaining undrawn amount of the Loan, (C) the Tranche designations of the various Loans to be made on the proposed Funding Date, and (D) the corporate credit rating of the Guarantor and its consolidated Subsidiaries then most recently published by S&P. The Notice of Borrowing shall be irrevocable. A Notice of Borrowing with respect to a Tranche C Loan shall be accompanied by copies of Permitted Invoices. Each Notice of

     Borrowing shall be accompanied by a copy of any Notice of Borrowing (as defined therein) given under the Other Loan Agreement for Borrowings on the same date.

               (b) The Loan Agent shall give to the Lenders prompt notice of the Loan Agent's receipt of a Notice of Borrowing and the Applicable Interest Rate with respect thereto. Each Lender shall, subject to the terms of any mutually agreed funding agreement, severally, before 11:00 a.m. (New York City time) on the date of the proposed Borrowing, make available to the Loan Agent at the account referenced in Section 2.9(a), in immediately available funds, an amount equal to its ratable portion of each Tranche of the proposed Borrowing. After the Loan Agent's receipt of such funds, the Loan Agent will make such funds available to the particular Borrower which is actually to apply such funds in accordance with Section 2.4(f). The failure of any Lender to make its ratable portion of any Loan as required hereunder shall not relieve any other Lender of its obligations to make its ratable portion of such Loan or any other Loan as required hereunder.

          SECTION 2.3 SCHEDULED REPAYMENT OF THE LOANS.

               (a) Accrued Interest due on the Loans on each Interest Payment Date shall be capitalized and added to the outstanding principal amount of the Loans.

               (b) The outstanding principal amount of the Loans shall be due and payable on the Loan Maturity Date.

               (c) Notwithstanding any other provision of the Loan Documents, the outstanding principal amount of the Loans will be forgiven in writing by the Loan Agent on the Loan Maturity Date (as defined in the Other Loan Agreement) or an earlier date, if on that date the outstanding principal amount of, accrued interest on, and all other amounts due under the Other Loan Agreement Loans and the Other Loan Agreement Notes have been paid in full and the Other Obligations, if any, then due have been indefeasibly paid in full.

          SECTION 2.4 EVIDENCE OF DEBT; USE OF PROCEEDS.

               (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing such Lender's portion of the Loans outstanding from time to time, including, by Tranche, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

               (b) The Loan Agent shall establish and maintain a Register on behalf of the Borrowers pursuant to Section 2.4(e), and a subaccount for each Lender therein, in which shall be recorded (i) the amount of each Loan hereunder and each Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder; (iii) the date and amount of each payment on the Loans, by Tranche, made by or on behalf of, or collected from, the Borrowers and (iv) the amount of each such payment applied in accordance with each clause of Section 2.9(d) and (e) or other applicable terms hereof to scheduled principal of or interest on the Loans.

               (c) The entries made in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Loan Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with the terms hereof.

               (d) The Borrowers shall execute and deliver to the Loan Agent on the Closing Date a single promissory note for each Tranche, each substantially in the forms of Exhibit B, in the principal amount of the aggregate Commitments for such Tranche dated the Closing Date and otherwise appropriately completed (each such note, including any replacement note therefor issued in accordance with the provisions of this Section 2.4(d) but excluding any note so replaced, a "Note"). Promptly following each Loan on each Funding Date, each Lender shall update the grid attached to its Note and deliver a certified copy thereof to the Borrowers. If a Note is mutilated, lost, stolen or destroyed, the Borrowers shall, at the cost and expense of the Lender, issue a new Note in the same principal amount and having the same interest rate, date, maturity and Tranche as the Note so mutilated, lost, stolen or destroyed, endorsed to indicate all payments thereon, together with an Officer's Certificate of the Borrowers certifying and warranting as to the due authorization, execution and delivery of the new Note. In the case of any lost, stolen or destroyed Note, there shall first be furnished (i) to the Borrowers, at Borrowers' option, either adequate security to hold Borrowers harmless with respect to such lost, mutilated, stolen or destroyed Note or an instrument of indemnity from the relevant Lender and (ii) to the Borrowers and the Loan Agent evidence of such loss, theft or destruction reasonably satisfactory to each of them.

               (e) The Notes are registered instruments. The original of each Note shall be evidence of the rights of each Lender under this Agreement and such Note. Neither this Agreement nor any Note is a bearer instrument. The Loan Agent will establish and maintain on behalf of the Borrowers a record of ownership (the "Register") in which the Loan Agent agrees to register by book entry the Loan Agent's and each Lender's interest in the Loans, the Notes and this Agreement, and in the right to receive any payments hereunder or thereunder and any assignment of any such interest or rights. In connection with any assignment pursuant to Section 9.2, the Loan Agent shall maintain a copy of each Assignment and Assumption delivered to and accepted by it and shall record the names and addresses of the Lenders and principal amount of the Loans, by Tranche, owing to each Lender from time to time. The Borrowers, upon request and at the expense of the relevant Lender and the return of the Note to be replaced to the Borrowers marked "cancelled" (or, if the Note to be replaced has been mutilated, lost, stolen or destroyed, adequate security or an instrument of indemnity as described in the last sentence of Section 2.4(d)), agree to issue replacement Notes upon any assignment or participation made pursuant to

     Section 9.2. The identities of the Note holders entered in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Obligors, the Loan Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Obligations as indicated in the Register for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Loan Agent, or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (f) Use of Proceeds.

                    (i) The Borrowers shall use the proceeds of the Loans as follows:

                         (1) The proceeds of Tranche A Loans, Tranche D Loans, and Tranche E Loans shall be used by the Borrowers for working capital and general corporate purposes of either of them, including, without limitation, capital expenditures and acquisitions.

                         (2) The proceeds of Tranche B Loans shall be used by the Borrowers solely to make debt service payments due through June, 2006 under the A321 Airbus Financings or to reimburse US Airways for any such payments made on or after the date of the MOU (May 18, 2005) but prior to the date of such Loan.

                         (3) The proceeds of Tranche C Loans shall be used by the Borrowers solely to pay, or to reimburse either of them for the payment on or after the date of the MOU (May 18, 2005) of, Permitted Invoices.

                    (ii) No portion of the proceeds of any Loans shall be used by the Borrowers or any of their Subsidiaries in any manner that would cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors or to violate Section 7(c) of the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

          SECTION 2.5 OPTIONAL PREPAYMENTS.

               (a) The Borrowers may on any Business Day, upon revocable notice to the Loan Agent not less than ten (10) Business Days prior thereto, prepay all or any portion of the outstanding principal amount of such Loans held directly or indirectly by Airbus or its Affiliates, in whole or in part (but, with respect to any partial prepayment, not less than a minimum amount of $1,000,000, plus any whole multiple of $100,000, or such lesser amount as results in a prepayment of such Loans in full), together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of all or a portion of such Loans is made by the Borrowers other than on an Interest Payment

     Date, the Borrowers shall also pay any amounts owing pursuant to Section 2.10(e). Except for any such amounts owing pursuant to Section 2.10(e), prepayments pursuant to this Section 2.5(a) shall be without premium or penalty.

               (b) Upon the giving of any notice of prepayment under clause (a) of this Section 2.5, the principal amount of the Loans specified to be prepaid together with accrued and unpaid interest thereon and other amounts, if any, due with respect thereto as provided in Section 2.5(a), shall become due and payable on the date specified for such prepayment; provided, however, that any failure to make any such prepayment in full on such date shall be deemed to be an automatic revocation of the notice of prepayment given under Section 2.5(a) and such failure shall not constitute a Default or an Event of Default hereunder; provided, further, however, that the Borrowers shall be obligated to pay on such date any amounts owing under Section 2.10(e) due to such failure to prepay.

               (c) Any partial prepayment of the Loans under Section 2.5(a) shall be applied pro rata as among the outstanding Tranches of the Loans held directly or indirectly by Airbus or its Affiliates and pro rata among the Loans in each such Tranche, and to the then remaining installments of the outstanding principal amount of the Loans held, directly or indirectly, by Airbus or its Affiliates on a pro rata basis. Any such prepayment shall be paid to the Loan Agent for application as provided in Section 2.9. The Borrowers shall have no right to optionally prepay the principal amount of the Loans held, directly or indirectly, by Airbus or its Affiliates other than as provided in this Section 2.5 and Section 2.10, 2.12 or 9.1.

               (d) The Borrowers shall have the same prepayment rights with respect to Loans not held, directly or indirectly, by Airbus or its Affiliates as set forth above in this Section 2.5; provided, however, that if requested by the Initial Lender in connection with a transfer or sell down transaction into the capital markets as envisioned in Section 9.2(e), the Borrowers shall have such prepayment rights as are determined as provided in Section 9.2(c).

          SECTION 2.6 MANDATORY PREPAYMENTS.

               (a) Collateral Sales. Upon receipt by any Borrower or any Subsidiary of Net Cash Proceeds of an Asset Sale of any Collateral (including without limitation, any Airbus A321 model aircraft then subject to an A321 Airbus Financing). The Borrowers shall prepay the Loans and the other Obligations then due in an aggregate amount equal to the Net Cash Proceeds of such sale, which have not been applied to payment of the Other Loan Agreement Loans under Section 2.6(a) of the Other Loan Agreement, provided that no such prepayment shall be required for Asset Sales of Spare Parts until the aggregate amount thereof (not applied to prior prepayments) exceeds $100,000. In the event that any such Asset Sale results in a note payable to any Borrower or any Subsidiary, such note shall be pledged by such Borrower or Subsidiary, as the case may be, as collateral security for the obligations and the Cross-Default Obligations in a manner reasonably satisfactory to the Loan Agent. Any partial prepayments of the Loans made by the Borrowers in accordance prepayments of the Loans made by the Borrowers in accordance with this
     Section 2.6(a) shall be applied pro rata as among the outstanding Tranches of the Loans and pro rata among the Loans in each such Tranche and to the then remaining installments of the outstanding principal balance of the Loan on a pro rata basis. If any such prepayment is made by the Borrowers other than on an Interest Payment Date, subject to clause (c) below, the Borrowers shall also pay any amounts owing pursuant to Section 2.10(e). Any such prepayment of the Loan shall be paid to the Loan Agent for application as provided in Section 2.9.

               (b) Insurance/Condemnation Proceeds. No later than three Business Days following the date of receipt by the Borrowers or any of their Subsidiaries of any Net Insurance Proceeds of any Collateral, except as provided in Section 3.04(a) of the Engine Mortgage and Security Agreement if an Engine (as defined therein) is being replaced, in Section 6.01(a) of any Aircraft Mortgage, if an Aircraft or Airframe is being replaced, and in
     Section 3.05(d)(1) of the Spare Parts Mortgage and Security Agreement, if a Spare Part is being replaced, the Borrower shall prepay the Loans and any other Obligations then due in an amount equal to the amount of such Net Insurance Proceeds; provided that no such prepayment shall be required until the aggregate amount thereof (not applied to prior prepayments) exceeds $100,000; and provided, further that in the case of a prepayment required by Section 3.04(a) of the Engine Mortgage and Security Agreement or Section 6.01(a) of any Aircraft Mortgage on a date before the date on which Net Insurance Proceeds has been received, such prepayment of the Loans in the amount specified in the next sentence hereof, and on the date specified in such Senior Mortgage, shall be made in lieu of the prepayment out of the Net Insurance Proceeds required by this sentence. The amount to be prepaid pursuant to the proviso to the preceding sentence shall be the Agreed Value (as defined in the applicable Senior Mortgage) minus the applicable prepayment amount under such applicable Senior Mortgage. Any partial prepayments of the Loans made by the Borrowers in accordance with this Section 2.6(b) shall be applied pro rata as among the outstanding Tranches of the Loans and pro rata among the Loans in each such Tranche and to the then remaining installments of the outstanding principal balance of the Loan on a pro rata basis. If any such prepayment is made by the Borrowers other than on an Interest Payment Date, subject to clause (c) below the Borrowers shall also pay any amounts owing pursuant to Sections 2.5(d) and 2.10(e). Any such prepayment of the Loans shall be paid to the Loan Agent for application as provided in Section 2.9.

               (c) Notwithstanding the foregoing, if no Default or Event of Default has occurred and is continuing, the Borrower shall be entitled to postpone the date of prepayment under Section 2.6(a) or (b) as follows. At least one (1) Business Day prior to the required date of such prepayment, Borrower shall notify the Loan Agent and each Lender of its election to postpone the date of such prepayment to the next succeeding Interest Payment Date and on the date required for such prepayment the Borrower shall pay to the Loan Agent, for deposit in a collateral account established with the Loan Agent and under its name and sole dominion and control, as security for the Obligations and the Cross-Default Obligations, an amount equal to the amounts the Borrower would have paid under Section 2.6(a) or (b), as the case may be, as a prepayment of the Loans on such date. The Loan shall remain outstanding and on the next succeeding Interest Payment Date the Borrower shall pay the installment of interest and principal and any other amounts then due, plus the amount required to prepay the Loan in whole or in part on such Interest Payment Date (calculated as provided in Section 2.6(a) or (b), as the case may be, less the amount available to the Loan Agent (out of the funds held by it as aforesaid as collateral security) which shall be applied in reduction of the Borrower's obligations on such Interest Payment Date. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, funds on deposit in the aforesaid collateral account shall be subject to distribution under Section 2.9(d) and the provisions of
     Section 6.2 shall not be prejudiced by the foregoing prepayment arrangement.

               (d) Notwithstanding any other provision hereof or of the Collateral Documents, no mandatory prepayment of the loans under this
     Section 2.6 shall be required before the date on which any amount of principal of, or accrued interest on, the Loans becomes due (at maturity, by reason of acceleration or otherwise).

          SECTION 2.7 INTEREST.

               (a) Rate of Interest. Except as otherwise provided in Section 2.7(c) and Section 2.10, each Loan shall bear interest on the unpaid principal amount thereof for each day such Loan is outstanding during any Interest Period at the Applicable Interest Rate for such Interest Period. Notwithstanding any other provision hereof, interest on the Loans shall not exceed the maximum allowable under applicable law.

               (b) Interest Payments. Interest accrued on each Loan and each Note shall be payable in arrears on the last day of each applicable Interest Period (an "Interest Payment Date"), upon the payment or prepayment thereof in whole or in part (solely to the extent of the portion paid or prepaid), and, if not previously paid in full, at maturity (whether by acceleration or otherwise), subject to the provisions of Section 2.3(c). Interest on each Loan shall be calculated on the basis of a year of 360 days and actual number of days elapsed.

               (c) Default Interest. Notwithstanding the rate of interest specified in Section 2.7(a) or elsewhere herein, if any principal of or interest on a Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise (but other than any voluntary prepayment), such overdue amount shall bear interest at a rate which is two percent per annum in excess of the Applicable Interest Rate as in effect from time to time.

          SECTION 2.8 FEES. No up-front, commitment or other fees are payable on or with respect to the Commitments or the Loans.

          SECTION 2.9 PAYMENTS AND COMPUTATIONS.

               (a) The Borrowers shall make each payment hereunder (including fees and expenses) not later than 12 noon (New York City time) on the day when due, in Dollars, to the Loan Agent in immediately available funds without set-off, counterclaim, claim of recoupment or other defense (except for any required withholding taxes not subject to indemnification hereunder) to the following account (unless otherwise advised):

          ACCOUNT OF : AIRBUS FINANCIAL SERVICES
          ACCOUNT AT : CALYON, NEW YORK
          SWIFT CODE : CRLYUS33
          CHIPS ID   : 807
          ABA REF    : 026 008 073
          ACCOUNT NO : 01 22456 0001 00

All payments in respect of any Obligations shall at all times be made to the Loan Agent. The Loan Agent will promptly cause all such payments received by it to be distributed to the Person entitled thereto in accordance with the priorities of payment set forth below in clause (d) or (e) of this Section 2.9 or both, as applicable. Payments received by the Loan Agent after 2:00 p.m. (New York City time) shall, solely for the calculation and accrual of interest pursuant to the provisions hereof, be deemed to be received on the next Business Day.

               (b) Each determination by the Loan Agent of an interest rate hereunder shall be presumed correct, absent manifest error.

               (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day, unless the result of such extension would be to extend such payment date into another calendar month, in which event such payment date shall end on the immediately preceding Business Day and for the avoidance of doubt, interest computation shall be adjusted accordingly.

               (d) So long as no Event of Default under any of Sections 6.1(a) (including any failure to pay all amounts hereunder upon acceleration as a result of any other Event of Default), (f) and (g) has occurred and is continuing or would result therefrom, the Loan Agent shall promptly apply all payments received by it in respect of any Obligations in the following order:

                    (i) first, to pay interest then due and payable in respect of the Loans to the Lenders, on a pro rata basis;

                    (ii) second, to pay principal then due and payable on the Loans to the Lenders, on a pro rata basis;

                    (iii) third, to pay any other Obligations then due and payable to the Loan Agent, the Collateral Agent and the Lenders, on a pro rata basis; and

                    (iv) fourth, to the Borrowers or their respective designees.

               (e) After the occurrence and during the continuance of an Event of Default under any of Sections 6.1(a) (including any failure to pay all amounts hereunder upon acceleration as a result of any other Event of Default), (f) or (g), the Loan Agent shall promptly apply all payments in respect of any Obligations or Cross-Default Obligations (including amounts received by the Collateral Agent upon the exercise of remedies with respect to the Collateral or the Cross-Collateral) in the following order:

                    (i) first, to pay Obligations in respect of any expenses, indemnities or other amounts owing hereunder not referred to in clauses
     (ii) through (v) below then due and payable to the Lenders, the Loan Agent or the Collateral Agent, on a pro rata basis;

                    (ii) second, to pay interest then due and payable in respect of the Loans to the Lenders, on a pro rata basis;

                    (iii) third, to pay or prepay principal payments on the Loans to the Lenders or other Obligations to the respective parties entitled thereto, on a pro rata basis, or to be held by, the Loan Agent as additional collateral for any Obligations which are not at the time due and payable;

                    (iv) fourth, to pay any Cross-Default Obligations then due and payable to the respective parties entitled thereto, on a pro rata basis, or to be held by the Loan Agent as Collateral for any Cross-Default Obligations which are not at the time due and payable; and

                    (v) fifth, after payment in full of the Cross-Default Obligations, to the Borrowers or their respective designees.

          SECTION 2.10 CERTAIN PROVISIONS GOVERNING THE LOANS.

               (a) Certain Determinations. LIBOR for each Interest Period for each Loan shall be determined by the Loan Agent pursuant to the procedures set forth in the definition of "LIBOR", and shall promptly thereafter be notified to the Borrowers and each Lender together with the Applicable Margin and the Applicable Interest Rate for such Interest Period (in writing or by email or by telephone confirmed in writing or by email). The Tranche A, Tranche B, Tranche C, Tranche D and Tranche E Commitment Increase Amount for the Lenders (and for each Lender) shall be determined by the Loan Agent as provided in the respective definitions of those terms, and promptly upon receipt of notice thereof from the Other Loan

     Agreement Loan Agent shall be notified by the Loan Agent to each Lender, the Borrower and the Collateral Agent. The Tranche A, Tranche B, Tranche C, Tranche D and Tranche E Commitment Increase Amounts for the Lenders shall not exceed $89,000,000. A certificate of the Loan Agent setting forth the applicable LIBOR, the Applicable Margin and the adjusted Applicable Interest Rate, or the Tranche A, Tranche B, Tranche C, Tranche D or Tranche E Commitment Increase Amounts, shall be presumed correct absent manifest error. The Loan Agent shall, at the request of either Borrower, deliver to the Borrowers a statement showing the quotations used by the Loan Agent to determine LIBOR, the Applicable Margin and the Applicable Interest Rate, such statement to be in sufficient detail for the Borrowers to reasonably determine whether any such manifest error has occurred.

               (b) Interest Rate Unascertainable. In the event that the Loan Agent determines that, at the time the Loan Agent is to determine the Applicable Interest Rate for an Interest Period, by reason of circumstances affecting the London interbank market for U.S. Dollar deposits, adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBOR then being determined is to be fixed, the Loan Agent shall forthwith so notify the Borrowers and the Lenders, whereupon during the 30 days following the date of any such notice given to the Borrowers, the Loan Agent and the Borrowers shall negotiate in good faith in order to arrive at a mutually acceptable alternative basis for determining the interest rate from time to time applicable to the Loans (the "Substitute Basis"). If within the 30 days following the date of any such notice to the Borrowers, the Loan Agent and the Borrowers shall agree upon a Substitute Basis, such Substitute Basis shall be retroactive to and effective from the first day of the then current Interest Period until and including the last day of such Interest Period. If after 30 days from the date of such notice, the Loan Agent and the Borrowers shall have failed to agree upon a Substitute Basis, then the Loan Agent (upon instructions from the Requisite Lenders) shall certify in writing to the Borrowers the interest rate at which such Lenders are prepared to maintain their portion of the Loans for such Interest Period, it being understood that such Lenders' interest rate shall be not more than a rate per annum equal to a rate which adequately and fairly reflects the cost to such Lenders of obtaining the funds necessary to maintain their portion of the Loans for such Interest Period. If no Substitute Basis is established, upon receipt of notice of the interest rates at which the Requisite Lenders are prepared to maintain their respective portion of the Loans, and on the last day of each Interest Period thereafter, the Borrowers shall have the right exercisable upon ten Business Days' prior notice to the Loan Agent (i) to continue to borrow the Loans at the interest rate so advised by the Loan Agent (as such rate may be modified, from time to time, at the outset of each subsequent Interest Period) or (ii) to prepay in full the Loans together with accrued but unpaid interest thereon at the Applicable Interest Rate most recently in effect, whereupon the Loans shall become due and payable on the date specified by the Borrowers in such notice.

               (c) Increased Costs. If at any time (i) the introduction after the date hereof of or any change after the date hereof in or in the interpretation of any law, treaty or governmental rule, regulation or order binding on any Lender or (ii) the compliance by any Lender with any guideline, request or directive enacted or imposed or made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law) shall (A) impose, modify, or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, or (ii) impose on any Lender any other condition, and the result of any of the foregoing shall be to materially increase the cost to such Lender of agreeing to make or making, funding, or maintaining any portion of the Loans (except with respect to Excluded Taxes), then the Borrowers shall from time to time, within ten Business Days of written demand (which demand shall be accompanied by a certificate setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail) by such Lender (with a copy of such demand and certificate to the Loan Agent), pay to the Loan Agent for the account of such Lender, additional amounts sufficient to compensate such Lender for such increased cost. Such a certificate submitted to the Borrowers and the Loan Agent by such Lender shall be presumptively correct absent manifest error. Notwithstanding the provisions of this paragraph, (x) the Borrowers shall not be obligated to pay any amounts pursuant to this paragraph for periods occurring prior to the 60th day before the giving of such certificate, provided that if the circumstances giving rise to such claim have a retroactive effect then such 60 day period shall be extended to then include such period of retroactive effect, and (y) the Borrowers shall not be required to make any payment otherwise required hereby to any Lender unless such Lender states in its written demand that such claim is not being made on a basis that discriminates against the Borrower as compared to comparable extensions of credit with similarly situated borrowers.

               (d) Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order, in each case after the date of this Agreement, shall make it unlawful for any Lender to continue to fund or maintain its portion of the Loans as contemplated hereby, then, on notice thereof by such Lender to the Borrowers through the Loan Agent, the obligation of such Lender to continue to fund or maintain its portion of the Loan shall be terminated and the Borrowers shall prepay such affected portion of the Loan to such Lender together with accrued but unpaid interest thereon and all other sums payable hereunder with respect thereto on the last day of the then current Interest Period or earlier if necessary to avoid such illegality. Any such partial prepayment of the Loan shall be applied ratably to the then unpaid installments thereof in accordance with the amount of each such unpaid installment.

               (e) Breakage Costs. In addition to all amounts required to be paid by the Borrowers pursuant to Section 2.7, the Borrowers shall compensate each Lender, at the time specified herein, or if no such time is specified, within ten Business Days of written demand (with a copy of such demand to the Loan Agent), for all net losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender or the termination of any other financial arrangement it may have entered into to fund or maintain or support such Lender's portion of the Loan, including any net loss of interest but excluding any other lost profit or any Taxes based on the overall net income of such Lender) which such Lender actually sustains as a consequence of (i) any proposed Borrowing not occurring on a date specified therefor in any Notice of Borrowing given by any Borrower, (ii) any portion of the Loans being prepaid (including, subject to Section 2.6(c), mandatorily pursuant to Section 2.6 or this Section 2.10) on a date which is not the last day of the applicable Interest Period, or (iii) any failure by any Borrower to repay any portion of the Loans when required by the terms hereof (after giving effect to any grace periods). Any written demand by a Lender under this Section 2.10(e) shall be accompanied by a certificate setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail by such Lender. Such a certificate submitted to the Borrowers and the Loan Agent by a Lender shall be presumptively correct absent manifest error. Amounts paid under this
     Section 2.10(e) shall be paid to the Loan Agent for the account of the applicable Lender. Notwithstanding the provisions of this paragraph, the Borrowers shall not be obligated to pay any amounts pursuant to this paragraph for periods occurring prior to the 60th day before the giving of such certificate, provided that if the circumstances giving rise to such claim have a retroactive effect then such 60 day period shall be extended to then include such period of retroactive effect.

          SECTION 2.11 CAPITAL ADEQUACY. If at any time (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy,
(b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder (other than for changes in the rate of tax on the overall net income of such Lender) to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation by an amount deemed by such Lender to be material, then, within ten Business Days following written demand from time to time by such Lender (with a copy of such demand to the Loan Agent), the Borrowers shall pay to the Loan Agent for the account of such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender for such reduction. Any written demand by a Lender under this Section 2.11 shall be accompanied by a certificate setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail by such Lender. Such a certificate submitted to the Borrowers and the Loan Agent by a Lender shall be presumptively correct absent manifest error. Notwithstanding the provisions of this paragraph, (x) the Borrowers shall not be obligated to pay any amounts pursuant to this paragraph for periods occurring prior to the 60th day before the giving of such certificate, provided that if the circumstances giving rise to such claim have a retroactive effect then such 60 day period shall be extended to then include such period of retroactive effect, and (y) the Borrowers shall not be required to make any payment otherwise required hereby to any Lender unless such Lender is generally demanding payment under comparable provisions of its agreements with similarly situated borrowers.

          SECTION 2.12 SUBSTITUTION OF LENDERS.

               (a) In the event that no Event of Default has occurred and is continuing and (i) any Lender makes a claim under Section 2.10(c) or (e) or
     Section 2.11, (ii) it becomes unlawful for any Lender to continue to fund or maintain its portion of the Loans as contemplated hereby and such Lender notifies the Borrowers pursuant to Section 2.10(d), (iii) any Obligor is required to make any payment pursuant to Section 2.13 that is attributable to a particular Lender, (iv) any Lender fails to fund any Loans as required hereby or (v) there shall exist a Non-Consenting Lender in respect of a Proposed Change to which the Loan Agent consents (any such Lender, an "Affected Lender"), the Borrowers may substitute any other Lender or any other financial institution which will eliminate the continued need to make such payments and which is reasonably acceptable to the Loan Agent (a "Substitute Institution") for such Affected Lender hereunder, after delivery of a written notice (a "Substitution Notice") by the Borrowers to the Loan Agent and the Affected Lender following the occurrence of any of the events described in clauses (i) through (v) above that the Borrowers intend to make such substitution.

               (b) If the Substitution Notice was properly issued under this
     Section 2.12, the Affected Lender shall sell, and the Substitute Institution shall purchase, in accordance with Section 9.2, all rights and obligations (except with respect to prior periods) of such Affected Lender under the Loan Documents. Such purchase and sale (and the corresponding assignment of all rights and obligations (except with respect to prior periods) hereunder) shall be effective on the later of (i) the receipt by the Affected Lender of an amount equal to the unpaid principal amount, accrued interest on, and other amounts due in respect of, its outstanding Loans, together with any other Obligations owing to it, (ii) the receipt by the Loan Agent of an Assignment and Assumption whereby the Substitute Institution shall agree to be bound by the terms hereof and (iii) without duplication, the payment in full to the Affected Lender in cash of all unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date.

               (c) If any Lender requests compensation under Section 2.10(c) or
     (e), 2.11 or 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10(c) or (e), 2.11 or 2.13, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

          SECTION 2.13 TAXES.

               (a) Except as otherwise provided in Section 9.2 or as required by applicable law, any and all payments by the Borrowers under each Loan Document shall be made free and clear of and without deduction for any and all Taxes, excluding (i) in the case of each Lender, each Participant and the Loan Agent taxes measured by its net income, and franchise taxes (imposed in lieu of net income taxes) imposed on it, by the jurisdiction under the laws of which such Lender, such Participant or the Loan Agent (as the case may be) is organized or is otherwise treated as doing business (other than a jurisdiction in which such Person is treated as doing business as a result of its execution and delivery of any Loan Document or its exercise of its rights or performance of its obligations or the receipt of income thereunder), (ii) in the case of each Lender and each Participant, taxes measured by its net income, and franchise taxes (imposed in lieu of net income taxes) imposed on it, by the jurisdiction in which such Lender's Lending Office is located or in which such Participant booked its participation for tax accounting purposes, (iii) in the case of each Lender, each Participant, and the Loan Agent, Taxes imposed as a result of such Person or the Loan Agent failing to comply with its obligations under
     Section 2.13(g), (iv) in the case of each Lender, each Participant, and the Loan Agent, as the case may be, United States federal withholding taxes except to the extent imposed as a result of a change in applicable law, including income tax conventions, after the Closing Date or, with respect to an assignment, acquisition, participation, designation of a different office or jurisdiction for purposes of receiving or paying amounts hereunder, or the appointment of a Loan Agent, the effective date thereof, except (x) to the extent that such Person's predecessor was entitled to such amounts (or in the case of a designation of a new jurisdiction, to the extent such Person was entitled to such amounts with respect to its prior jurisdiction) or (y) in the case of an assignment or change of lending office pursuant to Section 2.13(g), and (v) Taxes to the extent imposed as a result of the gross negligence or willful misconduct of the Loan Agent, such Lender or any of their Affiliates (all such non-excluded Taxes being referred to as "Indemnified Taxes" and all Taxes listed in clauses (i) through (v) of this clause (a) being referred to as "Excluded Taxes"). If any Indemnified Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Loan Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender, or the Loan Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

               (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document excluding, in each case, such amounts that result from an assignment, grant of a participation, transfer or designation of a new Lending Office or other office for receiving payments under any Loan Document unless (x) the same takes place in connection with an Event of Default (so long as such Event of Default is continuing) or at Borrower's written request (collectively, "Other Taxes") to the Loan Agent for the account of the affected party or
     (y) in the case of an assignment or change of lending office pursuant to
     Section 2.13(g).

               (c) The Borrowers will indemnify each Lender and the Loan Agent for the full amount of Indemnified Taxes or Other Taxes, without duplication, (including any Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Loan Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made to the Loan Agent for account of the relevant Lender or the Loan Agent, as the case may be, within 30 days from the date such Lender or the Loan Agent (as the case may be) makes written demand therefor (with a copy to the Loan Agent if made by a Lender, and accompanied by a statement setting forth the basis for such taxation and the calculation of the amount thereof in reasonable detail).

               (d) Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes, the Borrowers will furnish to the Loan Agent the original or a certified copy of a receipt evidencing payment thereof or other documentation reasonably satisfactory to the Loan Agent.

               (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the parties contained in this Section 2.13 shall survive the payment in full of the Obligations.

               (f) Each Lender, each Participant and the Loan Agent shall, on or prior to the Closing Date or on or prior to the date of the Assignment and Assumption pursuant to which it becomes a Lender or on or prior to the date such Person becomes a Participant or the Loan Agent, as applicable, and from time to time thereafter if reasonably requested by the Loan Agent or the Borrowers, provide the Loan Agent and the Borrowers, with two completed copies of IRS Form W-8BEN, W-8ECI, W-8IMY, W-9 and/or other applicable forms, certificates and documents prescribed by the IRS with respect to United States withholding and/or backup withholding tax with respect to all payments to be made to such Person under the Loan Documents. In addition, each Lender, each Participant and the Loan Agent, as the case may be, shall deliver to the Borrowers and the Loan Agent, notice of any event (other than a change in applicable law, including income tax conventions) requiring a change in the most recent form certificates and/or documents previously delivered by such Person to the Borrowers and the Loan Agent and any additional, updated or changed forms, certificates or documents. Unless the Loan Agent and the Borrowers have received forms, certificates, and/or other documents reasonably satisfactory to them indicating that payments under the Loan Documents to or for a Non-U.S. Person are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Agent or the Borrowers shall, notwithstanding the provisions of Section 2.13(a), (b) and (d) and without impairing any obligation of the Borrowers under this
     Section 2.13 with respect to such tax, withhold such United States withholding taxes from such payments at the appropriate rate.

               (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

               (h) If the Borrower or Guarantor pays any amount under this
     Section 2.13 to a Lender, Participant or the Loan Agent (each, a "Tax Indemnitee") and such Tax Indemnitee determines in its sole discretion that it has actually realized in connection therewith a net cash benefit (including a net cash benefit which the relevant taxing authority applies to satisfy any liability of such Tax Indemnitee for Taxes) due to any refund or any reduction of, or credit against, its liabilities for Taxes in any taxable year, provided that no Event of Default shall have occurred and be continuing, such Tax Indemnitee shall, to the extent it can do so without prejudice to the retention of such benefit, pay to the Borrower or Guarantor (as the case may be) an amount that the Tax Indemnitee shall, in its sole discretion, determine (subject to confirmation as provided below) is equal to such net cash benefit which was obtained by Tax Indemnitee in such year as a consequence of such refund, reduction or credit realized in connection with the payment of such amount. A Tax Indemnitee shall, upon written request from the Borrower, provide to the Borrower a letter from independent accountants selected by the Tax Indemnitee and reasonably acceptable to the Borrower confirming the accuracy of the Lender's calculations of the amount of any net benefit determined by the Tax Indemnitee pursuant to the preceding sentence, provided that the interpretation of this Agreement or any other Loan Document shall not be within the scope of the accountants' confirmation. Nothing contained in this Section 2.13(h) shall be construed as requiring any Tax Indemnitee to conduct its business or arrange or alter in any respect its Tax or financial affairs so that it is entitled to receive a refund, reduction or credit or shall require any Tax Indemnitee to provide to the Borrower or its agents copies of any Tax returns or other information with respect to the income, assets or operations attesting to such Tax Indemnitee's determination. The Borrower shall reimburse such Tax Indemnitee for all costs and expenses incurred by such Tax Indemnitee in obtaining such accountants' letter, provided that the accountants' letter confirms, in all material respects, such Tax Indemnitee's determination.

               (i) Borrower shall have no obligation to pay, or indemnify any Tax Indemnitee for, any amount under this Section 2.13 or for any United States federal income tax or withholding tax which was required by law to be deducted or withheld by the Borrower or the Loan Agent from any payment to or for the benefit of such Tax Indemnitee but which was not deducted or withheld due to the Borrower's or the Loan Agent's reasonable reliance the withholding forms, certificates and/or documents theretofore delivered by such Tax Indemnitee or the Loan Agent pursuant to Section 2.13(f) if such form, certificate and/or document was inaccurate in any material respect when delivered by such Tax Indemnitee and/or the Loan Agent and such Tax Indemnitee or the Loan Agent had Actual Knowledge of such inaccuracy at the time such Tax Indemnitee or the Loan Agent delivered such form.

               (j) If a Tax Indemnitee receives a written claim from any taxing authority for any Tax for which the Borrower is liable pursuant to Section
     2.13 (a "Tax Claim"), such Tax Indemnitee shall promptly notify the Borrower in writing. If requested by the Borrower in writing within 30 days after receipt of such Tax Indemnitee's written notice (provided that if a response to such Tax Claim is due less than 40 days after the Borrower's receipt of such Tax Indemnitee's notice, the Borrower's request must be made within 15 days or, if longer, the period ending not later than the 10th day before the day on which the response to such Tax Claim is due), such Tax Indemnitee shall in good faith contest or, at such Tax Indemnitee's election, permit the Borrower to contest (unless such contest involves Taxes not indemnified or paid by the Borrower or Guarantor or, in such Tax Indemnitee's reasonable, good faith judgment, permitting the Borrower to contest may have a material adverse effect on such Tax Indemnitee), in each case in accordance with and to the extent permitted by applicable law and at the Borrower's expense, such Tax Claim, provided that no Tax Indemnitee shall have any obligation to commence or continue the contest of any such Tax Claim unless the following conditions are satisfied at the time the contest is to be commenced and at all times during the contest:

                    (i) no Event of Default shall have occurred and be continuing,

                    (ii) contesting such Tax Claim would not result in (A) any risk of sale, forfeiture, confiscation, seizure or loss of, or the imposition of a Lien (other than a Lien for the Tax that is the subject of such contest provided that enforcement of such Lien is stayed until the final determination of such contest and the Borrower maintains adequate reserves with respect to such Lien) or (B) any risk of imposition of criminal liability,

                    (iii) the aggregate amount of the Taxes that are to be contested exceeds Twenty-Five Thousand Dollars ($25,000),

                    (iv) such Tax Indemnitee shall have received a written confirmation of the Borrower that the Taxes that are the subject of such Tax Claim are Tax for which the Borrower is liable pursuant to Section 2.13, provided that the Borrower shall not be bound by such confirmation to the extent that the final determination of the contest articulates conclusions of law and fact that clearly demonstrate that the

     Taxes that are the subject of such Tax Claim are not Taxes for which the Borrower is liable pursuant to Section 2.13,

                    (v) the Borrower, upon the written request of such Tax Indemnitee, shall have provided such Tax Indemnitee, at the expense of the Borrower, with an opinion of counsel selected by such Tax Indemnitee and reasonably acceptable to the Borrower to the effect that there is a substantial basis in law and fact to contest such Tax Claim and a realistic expectation that a contest of such Tax Claim would be successful,

                    (vi) if such Tax Indemnitee decides to contest such Tax Claim by paying the Taxes that are the subject of such Tax Claim and taking action to obtain a refund thereof, the Borrower shall have made an interest-free advance to such Tax Indemnitee in an amount equal to the amount of those Taxes and shall have delivered to such Tax Indemnitee a written undertaking to indemnify such Tax Indemnitee and its Affiliates on an after-tax basis for any adverse Tax consequences (taking into account all relevant Tax benefits and Tax detriments) to such Tax Indemnitee or any of its Affiliates resulting from such interest-free advance, and

                    (vii) the Borrower shall be paying, on demand and on an after-tax basis, all reasonable costs and expenses incurred by such Tax Indemnitee or the Loan Agent with the conduct of such contest (including, without limitation, reasonable attorneys' and accountants' fees and disbursements).

               (k) Subject to Section 9.2(c)(2), a Participant will be entitled to the benefits and subject to the requirements of this Section 2.13 to the same extent as if such Person were a Lender.

          SECTION 2.14 PRO RATA TREATMENT AND PAYMENTS. Each Borrowing by either Borrower from the Lenders hereunder, and each payment by either Borrower on account of any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitments of the relevant Lenders. Each payment (including each prepayment) by either Borrower on account of principal of and interest on or other amounts in respect of the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders (except as otherwise provided in Section 2.10, 2.11, 2.13 or 9.4).

                                   ARTICLE III

                    CONDITIONS TO CLOSING AND FUTURE FUNDINGS

          SECTION 3.1 CONDITIONS PRECEDENT. The effectiveness of this Agreement and the several obligations of the Lenders to make the Loans requested to be made on each Funding Date are subject to the satisfaction or waiver of all of the following conditions precedent on or before such Funding Date:

               (a) Certain Documents. On or before the first Funding Date, the Loan Agent and the Initial Lender shall have received each of the following, each dated appropriately:

                    (i) this Agreement, duly executed and delivered by the parties hereto;

                    (ii) the Notes duly executed by the Borrowers and conforming to the requirements set forth in Section 2.4(d) hereof;

                    (iii)the documents described in clauses (i), (ii), and (iii) of the definition of "Collateral Documents", duly executed and delivered by the parties thereto;

                    (iv) the favorable opinions of (A) Skadden, Arps, Slate, Meagher & Flom LLP and Vedder, Price, Kaufman & Kammholz, P.C., counsel to America West, (B) Arnold & Porter, counsel to US Airways and the Guarantor,
     (C) General Counsel of America West in form and substance satisfactory to the Loan Agent and each Lender and (D) General Counsel of US Airways and the Guarantor;

                    (v) a copy of the articles or certificate of incorporation of each of the Borrowers and the Guarantor, certified as of a recent date by the Secretary of State of the state of organization of such Person, together with a "long-form" certificate of such official attesting to the good standing of such Person;

                    (vi) a certificate of each of the Borrowers and the Guarantor signed on behalf of such Person by its Secretary or an Assistant Secretary certifying (A) the names and true signatures of each officer of such Person who has been authorized to execute and deliver each Loan Document required to be executed and delivered by or on behalf of such Person hereunder or thereunder, (B) the by-laws of such Person as in effect on the date of such certification, (C) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of each Loan Document to which it is a party and (D) that there have been no changes in the certificate of incorporation of such Person from the certificate of incorporation delivered pursuant to the immediately preceding clause;

                    (vii) a certificate of each of the Borrowers and the Guarantor, signed by its duly authorized officer, certifying (i) that all representations and warranties of such Person contained in Article IV hereof are true and correct in all material respects on and as of the Closing Date, before and after giving effect to any Borrowing to be made on such date and to the application of the proceeds therefrom, and (ii) that no Default or Event of Default has occurred and is continuing, or would result from any Borrowing to be made on such date and the application of the proceeds therefrom; and

                    (viii) a copy of the ATSB Loan Agreements and of each counter-guarantee or guarantee delivered thereunder, all in form and substance satisfactory to the Loan Agent and each Lender.

               (b) No Material Adverse Change. On each Funding Date, since the Effective Date, there shall have been no Material Adverse Change.

               (c) Amendments; New Aircraft Transaction. Before the first Funding Date:

                    (i) the relevant security agreements for the Cross-Default Obligations shall have been amended in a manner reasonably satisfactory to the Loan Agent to provide for cross-collateralization to the Obligations;

                    (ii) the America West ATSB loan documents shall have been amended in a manner reasonably satisfactory to the Loan Agent to provide for the release of any prepayment obligation thereunder to the extent conflicting with any mandatory prepayment obligation of the Borrowers under
     Section 2.6;

                    (iii) an intercreditor agreement (and any necessary amendments to the GECC loan and security agreements) consistent with the MOU and otherwise reasonably satisfactory to the Loan Agent shall have been entered into with GECC with respect to spare parts and any other Collateral held in common with GECC (and any necessary amendments to the GECC loan and security agreements);

                    (iv) each of the A319/A320/A321 Purchase Agreement and the A330/A340 Purchase Agreement shall have been amended as contemplated in the MOU and the other transactions provided for therein shall have been consummated as set forth therein and Guarantor shall have obtained Bankruptcy Court approval to assume by Final Order, and shall have assumed, the A319/A330/A321 Purchase Agreement and the A330/A340 Purchase Agreement, each, as so amended; all of the foregoing to the reasonable satisfaction of the Loan Agent;

                    (v) definitive documentation with respect to the new aircraft transaction for twenty (20) A350 aircraft shall have been entered into by all relevant parties, as contemplated in paragraph 4 of the MOU;

                    (vi) with respect to the Pass-Through Trust Certificates, Series 2001-1 transactions, all aircraft leases and other assumable agreements included therein or comprising such transactions shall have been assumed following Bankruptcy Court approval by Final Order, all to the satisfaction of the Loan Agent;

                    (vii) the Co-Branded Card and Merchant Services Agreement, dated May 20, 2003, as amended, between US Airways and Bank of America, shall have been assumed following Bankruptcy Court approval by Final Order;

                    (viii) all other assumable contracts of US Airways or its Affiliates which are Debtors with Airbus or its Affiliates shall have been assumed with Bankruptcy Court Approval by Final Order; and

                    (ix) on the first Funding Date, the Loan Agent and the Initial Lender shall have received a certificate of US Airways and the Guarantor signed by its duly authorized officer as to the assumptions of contracts referred to in the preceding clauses (iv), (vi), (vii) and
     (viii).

               (d) Expenses Paid. On each Funding Date, the Obligors shall have paid all legal fees and expenses of the Loan Agent, the Initial Lender and the Collateral Agent due and payable on or before such Funding Date if the Borrowers are responsible therefor under Section 9.3 and have received reasonably detailed invoices therefor promptly following the relevant Notice of Borrowing.

               (e) Consents, Etc. On each Funding Date, the Borrowers and the Guarantor shall have received all consents and authorizations required to be received by them to be able to execute, deliver and perform, in all material respects, their obligations under the Loan Documents to which any of them is, or shall be, a party.

               (f) No Illegality. On each Funding Date, no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

               (g) Representations and Warranties of Obligors. On each Funding Date, all representations and warranties of each Borrower and of the Guarantor set forth in Article IV hereof shall be true and correct in all material respects on and as of such Funding Date, both before and after giving effect to any Borrowing to be made on such date and to the application of the proceeds therefrom as though made on and as of such date (except to the extent such representations and warranties by their terms expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

               (h) No Event of Default. On each Funding Date, no Event of Default or Default shall have occurred and be continuing, or would result from the Borrowing to be made on such date and the application of the proceeds therefrom.

               (i) Corporate and Other Proceedings. On the first Funding Date, all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to the Loan Agent.

               (j) Chief Executive Officer. On the first Funding Date, W. Douglas Parker shall be the Chief Executive Officer of the Guarantor.

               (k) Additional Investments. On the first Funding Date, Guarantor shall have received one or more unrestricted equity investments in an aggregate amount equal to not less than $375 million and a cash payment of not less than $125 million from one or more sources in addition to the liquidity amounts described in the Business Plan.

               (l) Effective Date. On or before the first Funding Date, the Effective Date shall have occurred.

               (m) Pro Forma Balance Sheet; Financial Statements. On the first Funding Date, the Lenders shall have received (i) the Pro Forma Balance Sheet and (ii) the financial statements referred to in Section 4.3(b).

               (n) Lien Searches. On each Funding Date, the Loan Agent shall have received, if it desires, the results of a recent UCC lien search in each appropriate jurisdiction and FAA liens search, and in each case, such search shall reveal (1) no Liens other than those listed in Section 5.13 or otherwise permitted by Section 5.13 and (2) no Liens on any material portion of the Collateral except in respect of Liens permitted on the Collateral by Section 5.13 and not otherwise prohibited under the Collateral Documents.

               (o) Filings, Registrations and Recordings. On each Funding Date, each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Loan Agent to be filed, registered or recorded in order to create in favor of the Loan Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 5.13), shall have been delivered to the Loan Agent in proper form for filing, registration or recordation.

               (p) Plan of Reorganization; Confirmation Order; Effective Date of Merger. On the first Funding Date, the Confirmation Order confirming the Plan of Reorganization (i) shall have been provided to the Loan Agent and
     (ii) shall be in full force and effect and shall not have been reversed or modified and shall not be stayed or subject to a motion to stay, and the Confirmation Order shall have become a Final Order. The Plan Effective Date and the Effective Time (as defined in the Merger Agreement) shall have occurred. On the First Funding Date, the Loan Agent and the Initial Lender shall have received a certificate of each of the Borrowers and the Guarantor, signed by its duly authorized officer, certifying to the effect of the preceding sentence and clause (ii) of the second preceding sentence. All claims arising under or with respect to the A321 Airbus Financings and all claims arising under or with respect to the Pass-Through Trust Certificates, Series 2001-1 transactions shall have been allowed under the Plan and shall be unimpaired and reinstated thereunder, in form and substance reasonably acceptable to the Loan Agent.

               (q) Concerning the Collateral.

                    (i) On each Funding Date, Collateral Agent shall have received (or shall hold from prior closings) a broker's report and current insurance certificate confirming the insurance coverages on the Collateral which are required by the terms of the Collateral Documents.

                    (ii) On the first Funding Date, Borrower shall have obtained from each Person with any interest in the real property and/or the improvements thereon at each Designated Location (whether as fee owner, landlord, tenant, ground lessor, mortgagee, leasehold mortgagee, beneficiary of deed of trust, beneficiary of leasehold deed of trust or otherwise), a waiver of any and all right or interest that such Person may otherwise have in the Pledged Spare Parts and such Person's consent, if applicable, to access by the Collateral Agent, and/or any Lender or any representative of any of them to the premises in connection with the exercise of any rights or remedies under or pursuant to the Spare Parts Mortgage and Security Agreement (in each case, in form and substance satisfactory to the Collateral Agent).

               (r) Concerning the ATSB Loan Agreements. On or before the First Funding Date, the warrant for the purchase of 386,925 shares of common stock of the Guarantor shall have been delivered to AFS Cayman Limited.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          To induce the Loan Agent and the Lenders to enter into this Agreement, each of the Obligors jointly and severally represents and warrants to the Loan Agent and the Lenders, on and as of the Closing Date and on and as of each date as required by Section 3.1, as provided below in Sections 4.1 through 4.13, that:

          SECTION 4.1 ORGANIZATION, POWERS, QUALIFICATION; AIR CARRIER LICENSES, FRANCHISES AND PERMITS.

               (a) Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the Closing Date, each Borrower is Wholly-Owned by the Guarantor. Each Obligor has all requisite corporate power and authority (i) to carry on its business as now conducted, and (ii) to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

               (b) Each Obligor is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing could reasonably be expected to result in a Material Adverse Effect.

               (c) Each Borrower is an "air carrier" within the meaning of Title 49 and holds a certificate under Sections 41102 of Title 49.

               (d) Each of the Borrower and any other Obligor engaged in operations as an "air carrier" is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49, as interpreted by the United States Department of Transportation (a "United States Citizen") and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. Each Obligor possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the conduct of its business and operations as currently conducted (including in the case of each Obligor engaged in operations as an "air carrier", the operation of the routes flown by it), a true and complete list of which are set forth on Schedule 4.1(b) to the ATSB Loan Agreements.

               (e) The Borrowers possess all necessary franchises, licenses, and permits necessary to authorize the Borrowers to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such franchise, license, or permit could not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.2 AUTHORIZATION OF BORROWING, ETC.

               (a) Each Obligor has duly authorized by all necessary corporate action the execution, delivery and performance of the Loan Documents to which it is a party. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents to which it is a party do not and will not (i) (A) violate any provision of any law or any governmental rule or regulation or order applicable to or binding on such Obligor, (B) violate any provision of the Certificate or Articles of Incorporation or Bylaws of such Obligor, (C) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Obligor or any of its Subsidiaries except to the extent of any such violation, conflict, breach, default, or imposition of Lien (of which no Obligor has Actual Knowledge) which could not reasonably be expected to have a Material Adverse Effect, or (D) result in or require the creation or imposition of any Lien on any of the Collateral (except as permitted in the applicable Collateral Document) or on any other property (except as permitted under Section 5.13 hereof), or (ii) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Obligor or any of its Subsidiaries, except for such approvals or consents which will have been obtained on or before the

     Closing Date, except for any such approval or consent under a Contractual Obligation and the failure to obtain which could not reasonably be expected to result in a Material Adverse Effect.

               (b) The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents to which it is a party and the use of the proceeds of the Loans do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other Governmental Authority or regulatory body or any other Person which is required to be obtained or made on or prior to the Closing Date and which has not previously been obtained or made.

               (c) Each Obligor has duly executed and delivered each of the Loan Documents to which it is party and each such Loan Document is the legally valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, including materiality, reasonableness, good faith and fair dealing, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

               (d) No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation of Regulations U or X of the Federal Reserve Board.

          SECTION 4.3 FINANCIAL CONDITION. Each Obligor has heretofore delivered to the Lenders the following financial statements and information:

               (a) The unaudited pro forma consolidated balance sheet of the Guarantor and its consolidated Subsidiaries for the Fiscal Years 2005 through 2008 (including the notes thereto) (the "Pro Forma Balance Sheet"), which has been prepared giving effect (as if such events had occurred on such date) to (i) the occurrence of the Effective Time (as defined in the Merger Agreement), (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet was prepared in good faith based upon assumptions believed to be reasonable at the time made, assuming that the events specified in the preceding sentence had actually occurred at such date.

               (b) (i) The audited consolidated balance sheets of US Airways and Guarantor as at December 31, 2004 and the related consolidated statements of income, stockholders' equity and cash flows of US Airways and Guarantor for the Fiscal Year then ended, (ii) the unaudited consolidated balance sheets of US Airways and Guarantor as at June 30, 2005 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of US Airways and Guarantor for the six months then ended, and (iii) audited consolidated balance sheets of AWA Holdings and America West as at December 31, 2004, and the related consolidated statements of income, stockholders' equity and cash flows of AWA Holdings and America West for the Fiscal Year then ended, and (iv) the unaudited consolidated balance sheets of AWA Holdings and America West as at June 30, 2005 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of AWA Holdings and America West for the six months then ended. All such consolidated statements were prepared in conformity with GAAP and fairly present the consolidated financial position of the applicable Obligor as at the respective dates thereof and the consolidated results of operations and cash flows of such Obligor for each of the periods then ended subject, in the case of the unaudited consolidated statements, to year-end audit and adjustments. Except as disclosed in writing to the Loan Agent prior to the date of this Agreement, neither Obligor has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment (A) that is not reflected in the foregoing consolidated financial statements (or, in the case of the Borrowers, in the most recently delivered consolidated financial statements delivered pursuant to
     Section 5.1) or the notes thereto and (B) which in any such case would result in a Material Adverse Effect.

               (c) After giving effect to the Consummation of the Plan, (i) the Obligors taken as a whole are or were Solvent on the First Funding Date after giving effect to the Borrowings on such date, and (ii) no Obligor has any material liability, including reasonably likely contingent liability or liability for taxes, long-term lease or any unusual forward or long-term commitment of a type required to be reflected in financial statements prepared in conformity with GAAP, that is not taken into account in the preparation of the annual report on Form 10-K for the fiscal year ended December 31, 2004 of such Reporting Obligor.

          SECTION 4.4 NO MATERIAL ADVERSE EFFECT. Since the Effective Date there has not been a Material Adverse Change.

          SECTION 4.5 TITLE TO PROPERTIES; LIENS. Each Obligor and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of the properties and assets reflected in the financial statements referred to in Section 4.3 or, in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.5. Except as otherwise permitted by this Agreement, all such properties and assets are free and clear of Liens.

          SECTION 4.6 LITIGATION; ADVERSE FACTS. Except as set forth in either Borrowers' or Guarantors Annual Reports on Form 10-K for 2004, as amended through the Closing Date, or in any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by such Borrower or Guarantor with the SEC subsequent to such Form 10-K (in each case, as amended through the Closing Date) and except as disclosed in other publicly available filings of either of the Borrowers or the Guarantor with the SEC or as disclosed in any publicly available filing with the Bankruptcy Court in the Cases, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of any Obligor or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Obligors, threatened against any Obligor or any of its Subsidiaries or any property of any Obligor or any of its Subsidiaries that, if adversely determined, would have a Material Adverse Effect or seeks to restrain or enjoin any Obligor from entering into or performing under any Loan Document.

          SECTION 4.7 TAX RETURNS. Each Obligor and each of their respective Subsidiaries have timely filed all Federal income tax returns and all other material tax returns that are required to be filed by them (or extensions have been obtained with respect thereto) and have paid all material Taxes shown to be due pursuant to such returns or pursuant to any assessment received by such Person, other than (i) any such assessment being contested in good faith through appropriate proceedings and with respect to which an adequate reserve has been established by the Obligors or their Subsidiaries to the extent required by GAAP and (ii) that the Debtors' obligations to pay taxes that relate to a tax period (or portion thereof) ending on or before the commencement of the Cases and which first became due and payable after the time of the commencement of the Cases, have been stayed or enjoined pursuant to the Plan of Reorganization, the Confirmation Order or the Bankruptcy Code, it being understood that the exception in clause (ii) above does not affect the Debtors' representation that they have made adequate provision for such Taxes.

          SECTION 4.8 NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

          SECTION 4.9 GOVERNMENTAL REGULATION. None of the Obligors is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 4.10 EMPLOYEE BENEFIT PLANS. Within the last 6 years, each Plan maintained, contributed to, or required to be contributed to by the Borrowers or an ERISA Affiliate is in compliance with all applicable laws, except to the extent failure to so comply could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrowers nor any ERISA Affiliate have incurred any liability under Title IV of ERISA within the last 6 years which remains unsatisfied nor, to the best of their knowledge, do the Borrowers reasonably expect to incur any liability under Title IV of ERISA, which in either event, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          SECTION 4.11 COMPLIANCE WITH LAWS. Each Obligor and each of its Subsidiaries is in compliance with all laws, statutes, rules, regulations and orders binding on or applicable to such Obligor, its Subsidiaries and all of their respective properties, except to the extent failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.12 SECURITY DOCUMENTS. Each of the Borrowers has good title to the Collateral free and clear of Liens other than Liens permitted by Section
5.13 and not prohibited by the applicable Collateral Document. No Person holds any right or interest in any of the Pledged Spare Parts under the Spare Parts Security Agreement by virtue of any interest that such person may have in real property or improvements at any of the Designated Locations (as defined therein). The Collateral Documents are effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When appropriate financing statements, filings and recordings with the FAA, and other filings and recordings specified on Schedule 4.12, in appropriate form are filed in the offices specified on Schedule 4.12, the Collateral Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrowers in such Collateral and the proceeds thereof, as security for the Obligations and the Cross-Default Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 5.13 and not prohibited by the applicable Collateral Document, none of which are of record except for the Liens of the Senior Mortgages).

          SECTION 4.13 CONCERNING THE COLLATERAL.

               (a) Section 1110. The Collateral Agent is entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Specified Engines as provided in the Engine Mortgage and Security Agreement and to not less than the Minimum 1110 Percentage (determined on the basis of Appraisal Value as of the Closing Date) of the Rotables included within the Pledged Spare Parts as provided in the Spare Parts Security Agreement in the event of a case under Chapter 11 of the Bankruptcy Code in which a Borrower is a debtor. Defined terms in this paragraph not otherwise defined herein shall have the respective meanings specified in the Spare Parts Security Agreement.

               (b) Condition. All Pledged Spare Parts are in the condition and state of repair required under the FAA-approved maintenance program of the applicable Borrower relating to such Pledged Spare Parts, and no appliances, parts, interests, appurtenances, accessories or other equipment of whatever nature which are incorporated or installed in or attached to such Pledged Spare Parts are leased by the Borrower. Each Pledged Engine is in the condition and state of repair required under the FAA-approved maintenance program of Borrower relating to such Engine, and no appliances, parts, interests, appurtenances, accessories or other equipment of whatever nature which are incorporated or installed in or attached to any Pledged Engine are leased by the Borrower.

               (c) Location, Identification and Release of Pledged Spare Parts. All of the Pledged Spare Parts are or will (upon becoming subject to the Lien of the Mortgage) be maintained by or on behalf of the Borrower at the Designated


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

     Locations, subject to Section 3.02 of the Spare Parts Mortgage and Security Agreement.

               (d) Software. (i) Each Borrower owns the Software currently used by such Borrower to track the location, use and maintenance status of its spare parts, including the source code and user interfaces associated therewith, free and clear of any Liens other than Liens permitted under the Spare Parts Security Agreement, (ii) such Borrower pays no license fees in respect of such Software to any Person, (iii) no approval or consent by any Person is required in respect of such Borrower's right to use such Software or in order to recognize or give effect to the rights granted in the Spare Parts Mortgage and Security Agreement by the Borrower to the Collateral Agent in respect of such Software in the Spare Parts Mortgage and Security Agreement, and (iv) no Person has any contractual right, whether contingent or otherwise, to terminate such Borrower's right to use such Software.

               (e) Records. America West shall maintain its records with respect to Pledged Spare Parts at Sky Harbor Airport in Phoenix, Arizona, or at an applicable Designated Location.

               (f) Spare Parts. It is the intention of the parties to this Agreement that all Pledged Spare Parts be "spare parts" as defined in
     Section 40102(a)(38) of Title 49 of the United States Code. Each Borrower represents that it maintains the Pledged Spare Parts for the purpose of installing the Spare Parts on aircraft, aircraft engines or appliances as defined in Sections 40102(a)(6), (7) and (11) of the United States Code.

               (g) No Event of Loss. To the Borrowers' knowledge, on the First Funding Date, no Event of Loss has occurred with respect to any Pledged Engine, or A321 Aircraft subject to an A321 Airbus Financing, and no circumstance, condition, act or event has then occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to any Pledged Engine, unless arrangements satisfactory to the Loan Agent have been made for the Loan Agent to receive, out of Net Insurance Proceeds or otherwise, the prepayment envisioned under Section 3.04(a) of the Engine Mortgage and Security Agreement for Pledged Engines which have suffered an Event of Loss. On each subsequent Funding Date, No Event of Loss has occurred with respect to any Pledged Engine, or A321 Aircraft subject to an A321 Airbus Financing, with respect to which any Obligor or any of its Subsidiaries has not complied in all material respects with its applicable obligations under the Collateral Documents and the documents related to the A321 Airbus Financings; and no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to any Pledged Engine, of which the Loan Agent has not been notified by the Borrowers.

               (h) Outstanding Amount. The outstanding principal amount of Indebtedness secured by the Senior Mortgages is $110,563,891 ($75,563,891 for the Senior Spare Parts Mortgage and $35,000,000 for the Senior Engine Mortgage).


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

          SECTION 4.14 REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL AGENT. The Collateral Agent represents and warrants to the other parties hereto, in its individual capacity, on and as of the Closing Date and on each date as required by Section 3.1, that:

               (a) Powers and Authorizations. It is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full power and authority, in its individual capacity, to execute and deliver this Agreement and the Collateral Documents to which it is a party and (assuming the due authorization, execution and delivery of this Agreement by the other parties hereto) perform its obligations thereunder. The execution, delivery and performance by the Collateral Agent of the Loan Documents to which it is or will be a party have been duly authorized by all necessary action on its part and do not contravene the Charter or By-laws of the Collateral Agent; and the Loan Documents to which the Collateral Agent is or will be a party have been duly authorized, executed and delivered by the Collateral Agent and constitute the legal, valid and binding obligations, enforceable against it in accordance with its terms. This Agreement and the other Loan Documents to which the Collateral Agent is or will be a party, upon the due execution and delivery hereof, will constitute the legal, valid and binding obligations of the Collateral Agent in its individual capacity, and the performance by the Collateral Agent (in its individual or trust capacity, as the case may be) of any of its obligations hereunder and thereunder does not contravene any federal law or regulation or contractual restriction binding on or governing the banking or trust powers of the Collateral Agent (in its individual or trust capacity, as the case may be);

               (b) Litigation. There are no pending (or, to the Collateral Agent's knowledge, threatened) actions, suits, investigations or proceedings against or affecting it before any court, arbitrator, or administrative or governmental body which, individually or in the aggregate, if decided adversely to the interests of the Collateral Agent would materially and adversely affect the ability of the Collateral Agent, either in its individual capacity or as Collateral Agent, as the case may be, to perform its obligations under this Agreement or any other Loan Document or which questions or would affect the legality or validity of this Agreement or such Loan Document;

               (c) No Legal Bar. Neither the execution and delivery by the Collateral Agent of this Agreement or any other Loan Document nor the consummation by the Collateral Agent of any of the transactions contemplated hereby or thereby requires or will require the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any federal governmental authority or agency governing its banking or trust powers.


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

                                    ARTICLE V

                                    COVENANTS

          To induce the other parties to enter into this Agreement, each of the Obligors jointly and severally agrees with the Loan Agent and each Lender that, as long as any of the Obligations remain outstanding:

          SECTION 5.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Obligors will maintain, and cause each of their respective Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Obligors will deliver to the Loan Agent:

               (a) Financial Statements.

                    (i) Quarterly Financials: within 60 days after the end of each fiscal quarter of each Fiscal Year (other than the last quarter of each Fiscal Year), (a) the unaudited consolidated balance sheets of each of the Obligors as at the end of such fiscal quarter and the related consolidated statements of income and stockholders' equity of each such company for such fiscal quarter and consolidated cash flows of each such company for the period from the beginning of then current Fiscal Year to the end of such fiscal quarter, all such financial statements to be in the form prepared for the management of the Borrowers and certified by the chief financial officer, controller or treasurer of such company being fairly stated in all material respects (subject to normal year-end audit adjustments); provided that delivery of such company's Form 10-Q for such fiscal quarter shall be deemed to satisfy all of the requirements of this
     Section 5.1(a)(i) and in lieu of actual delivery of such Form 10-Q, the Borrowers may notify the Loan Agent that such report has been filed with the SEC and that such report is publicly available; and

                    (ii) Year-End Financials: within 105 days after the end of each Fiscal Year, (a) the consolidated balance sheets of each of the Obligors at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of such company for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail, and (b) an accountant's report thereon of KPMG LLP or other independent certified public accountants of recognized national standing selected by such company, which report shall state that such consolidated financial statements fairly present the consolidated financial position of such company as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such consolidated financial statements has


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

     been made in accordance with generally accepted auditing standards; provided that delivery of such company's Form 10-K for such Fiscal Year shall be deemed to satisfy all of the requirements of this Section 5.1(a)(ii) and in lieu of actual delivery of such Form 10-K, the Borrowers may notify the Loan Agent that such report has been filed with the SEC and that such report is publicly available.

               (b) Officer's Certificate: together with each delivery of financial statements of the Obligors pursuant to Section 5.1(a) (or SEC reports in lieu thereof), an Officer's Certificate of each of the Obligors stating whether the signer has Actual Knowledge of the existence as at the date of such Officer's Certificate of any Event of Default or Default, and, if so, specifying the nature and period of existence thereof and what action the Obligors have taken, are taking and proposes to take with respect thereto; and

               (c) Certain Notices. The Obligors will:

                    (i) promptly notify the Loan Agent, the Collateral Agent and each Lender, upon a Responsible Officer of any Obligor obtaining Actual Knowledge of the occurrence of an event of loss or damage to any equipment owned or operated by either Borrower that is reasonably expected to result in receipt of insurance proceeds to be received by a Borrower which are expected to result in a prepayment under Section 2.6;

                    (ii) prior to either Borrower consummating any Asset Sale expected to result in a prepayment under Section 2.6; and

                    (iii) promptly notify the Loan Agent of any proposed amendment, waiver or consent with respect to an ATSB Loan Agreement or the GECC spare parts financing facility of either Borrower, with details of any such amendment, waiver or consent.

               (d) Plan Audits and Liabilities: promptly after (A) an Obligor or any ERISA Affiliate contacts the IRS or the PBGC for the purpose of participating in a closing agreement or any voluntary resolution program with respect to a Plan or Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect, or (B) a Responsible Officer knows or has reason to know that any event with respect to any Plan or Multiemployer Plan occurred that could reasonably be expected to have a Material Adverse Effect, notice of such contact or the occurrence of such event;

               (e) Funding Changes and New Plan Benefits: promptly after the change, a notification of any increases in the benefits, or change in funding method, with respect to which an Obligor may have any liability, under any Plan or Multiemployer Plan or the establishment of any material new Plan or Multiemployer Plan with respect to which an Obligor may have any liability or the commencement of contributions to any Plan or Multiemployer Plan to which an Obligor or any ERISA Affiliate was not


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

previously contributing, except to the extent that such an event could not reasonably be expected to have a Material Adverse Effect;

               (f) Claims and Proceedings: promptly after receipt of written notice of commencement thereof, notification of all (A) claims made by participants or beneficiaries with respect to any Plan and (B) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting an Obligor or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined, could not reasonably be expected to have a Material Adverse Effect;

               (g) ERISA Event: promptly after the occurrence of any ERISA Event
(A) that could reasonably be expected to have a Material Adverse Effect or (B) that relates to the occurrence or existence of an event or condition that could reasonably be expected to have a Material Adverse Effect, notice of such ERISA Event; and

               (h) Other Information: promptly following request therefor, such other nonconfidential information regarding the Collateral or the operations, business affairs, and financial condition of any Obligor, or compliance with the terms of the Loan Documents, as the Loan Agent or any Lender shall reasonably request.

          SECTION 5.2 CORPORATE EXISTENCE. Except as permitted under Section 5.8, each of the Obligors will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary of each Obligor and the material rights (charter and statutory) and franchises of any of them; provided, that, subject to Section 5.14, neither the Guarantor nor either Borrower shall be required to preserve any such corporate, partnership or other existence of any Subsidiary or any such right or franchise, if the chief executive officer or the board of directors of the Guarantor shall determine in the exercise of its business judgment that the preservation thereof is no longer desirable in the conduct of the business of the Obligors and their respective Subsidiaries taken as a whole.

          SECTION 5.3 PAYMENT OF TAXES. The Guarantor and the Borrowers will, and will cause its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Guarantor, either Borrower or any Subsidiary or upon the income profits or property of the Guarantor, either Borrower or any Subsidiary; provided, however, that the Guarantor and each Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or governmental charge the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and with respect to which an adequate reserve has been established by the Guarantor or the Borrowers to the extent required by GAAP.

          SECTION 5.4 MAINTENANCE OF PROPERTIES; INSURANCE. The Guarantor and the Borrowers will, and will cause each of its Subsidiaries to, maintain all properties used or useful in the conduct of its business in good condition, repair and working order and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of the Guarantor and the Borrowers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Guarantor, either Borrower or any Subsidiary from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the good faith judgment of the Guarantor, the Borrowers or such Subsidiary, as the case may be, desirable in the conduct of its respective business and shall not impair the ability of the Guarantor or either Borrower to perform their payment or other material obligations under the Loan Documents. The Guarantor and each Borrower will insure and keep insured, and will cause each of its Subsidiaries to insure and keep insured, with reputable insurance companies, such of their respective properties, to such an extent and against such risks, and will maintain liability insurance, to the extent (i) that property of a similar character is usually so insured by companies engaged in a similar business and owning similar properties in accordance with good business practice and (ii) with respect to the Collateral or Cross Collateral, required by any of the Collateral Documents or those relevant to a Cross-Default Obligation, respectively.

          SECTION 5.5 INSPECTION. The Guarantor and each Borrower will, and will cause its Subsidiaries to, permit any authorized representatives designated by the Loan Agent to discuss its and their affairs, finances and accounts with its and their officers upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that such access to officers shall not be disruptive to the Guarantor or either Borrower's business, as reasonably determined by the Guarantor and the Borrowers.

          SECTION 5.6 COMPLIANCE WITH LAWS, ETC. Each Obligor will, and will cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith by appropriate proceedings and except for such noncompliance as could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.7 FURTHER ASSURANCES. At any time or from time to time following the request of the Loan Agent, the Obligors will, at their expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Loan Agent may reasonably request in order to effect fully the purposes of the Loan Documents. From the date on which the Cape Town Convention becomes effective, each of the Obligors, at no cost to the Lenders, shall enter into such documentation, as reasonably requested by the Loan Agent and is necessary (i) to establish "international interest(s)" under the Cape Town Convention, (ii) to enhance the enforceability of the agreements of the parties established under the Loan Documents under the Cape Town Convention and shall take, any and all steps as reasonably


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

requested by the Loan Agent and necessary to register such interest(s) in the International Registry relating thereto.

          SECTION 5.8 EMPLOYEE BENEFIT PLANS. Each Obligor will ensure that the Plans and Multiemployer Plans with respect to which the Obligors may have any liability are operated in compliance with all applicable laws, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.9 FAA MATTERS; CITIZENSHIP. Each Borrower will at all times hereunder be an "air carrier" within the meaning of Title 49 and hold a certificate under 49 U.S.C. Section 41102(a)(1) as currently in effect or as amended or recodified from time to time. Each Borrower will at all times hereunder hold an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

          SECTION 5.10 DELIVERY OF POST-RECORDING FAA OPINION. Promptly upon the recording of the Spare Parts Mortgage and Security Agreement and the Engine Security Agreement with the FAA, the Borrowers will cause Daugherty, Fowler, Peregrin & Haught, FAA counsel in Oklahoma City, Oklahoma, to deliver to the Loan Agent and the Borrowers a favorable opinion addressed to each of them as to such recordation and the lack of filing of any intervening documents creating a Lien with respect to the Collateral.

          SECTION 5.11 SOFTWARE. Each Borrower will maintain a spare parts inventory tracking system at all times prior to payment in full of the Obligations.

          SECTION 5.12 COMPLIANCE WITH MORTGAGE. The Borrowers will comply with the terms and provisions of the Collateral Documents.

          SECTION 5.13 PROHIBITION ON LIENS. Neither Borrower shall, nor shall it permit any of its Subsidiaries (other than Airways Assurance Limited LLC or FTCHP LLC) to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Borrower or any of its Subsidiaries (other than Airways Assurance Limited LLC or FTCHP LLC), whether now owned or hereafter acquired, or any income or profits therefrom, or file or consent to the filing of any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any state or under any similar recording or notice statute, except:

               (a) Permitted Encumbrances;

               (b) (A) Liens existing on the Closing Date on Aircraft Related Equipment securing Indebtedness used to acquire such Aircraft Related Equipment, (B) Liens on Aircraft Related Equipment acquired after the Effective Date created or incurred in connection with the financing of such Aircraft Related Equipment, (C) Liens on Aircraft Related Equipment and related property created or incurred in connection with debt financings of such Aircraft Related Equipment, as


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

     contemplated under the A350/A330 Financing Letter Agreement (or any financing pursuant thereto), the Senior Mortgages, the GE 2001 Credit Agreement (as defined in the ATSB Loan Agreements), and the GECC RJ Agreement (as defined in the ATSB Loan Agreements), (D) leases and/or subleases of Aircraft Related Equipment to any Obligor or any Subsidiary of an Obligor or any US Airways Express affiliate that is not an Obligor (or a Subsidiary of an Obligor) and operates such Aircraft Related Equipment for an Obligor or a Subsidiary of an Obligor pursuant to a services agreement with such Obligor or Subsidiary, which lease or sublease is entered into in connection with the debt financing or leasing of such Aircraft Related Equipment, as applicable, and the assignment of any such lease or sublease and the proceeds thereof, in the case of a lease, to any Person owed Indebtedness used to acquire such Aircraft Related Equipment or, in the case of a sublease, to any Person leasing such Aircraft Related Equipment to such Obligor or Subsidiary, (E) Liens on Aircraft Related Equipment securing Permitted Refinancing Indebtedness in respect of Indebtedness previously secured by such Aircraft Related Equipment in accordance with subclause (A) or (B) above, including in each case, Liens securing special facility revenue bonds that finance Aircraft Related Facilities, (F) Liens incurred or deposits made in the ordinary course of business to secure the performance of contracts for the purchase of aircraft, (G) Liens in existence on the Closing Date (1) on aircraft and engines (other than Pledged Engines) and (2) securing special facility revenue bonds, and (H) Liens on an Obligor's interest as lessee or sublessor in respect of any Aircraft Related Equipment or interests related thereto (including without limitation subleases, refunds or rebates, security deposits, supplemental rent, reserves, or return condition adjustment payments);

               (c) other Liens on assets acquired after the Closing Date securing or relating to Indebtedness and other liabilities and obligations in each case not otherwise prohibited under this Agreement in an aggregate amount not to exceed $5,000,000 at any time outstanding;

               (d) Liens described in Schedule 5.13, except to the extent such Liens cover any of the Collateral;

               (e) judgment and attachment Liens not giving rise to an Event of Default;

               (f) Liens on the assets of any entity or on any asset existing at the time such entity or asset is acquired by an Obligor or a Subsidiary of an Obligor, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (A) are not created, incurred or assumed by such entity in contemplation of or in connection with the financing of such entity's being acquired by an Obligor or a Subsidiary of an Obligor, (B) were created to secure the financing of Aircraft Related Equipment or other specific assets, (C) do not extend to any other assets of any Obligor or Subsidiary of an Obligor other than the assets acquired with such financing and (D) the Indebtedness secured by such Lien is permitted pursuant to this Agreement;


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

               (g) leases or subleases of real or personal property granted by any Obligor or Subsidiary of an Obligor to other Persons not interfering in any material respect with the ordinary conduct of the business of the Obligors or their Subsidiaries, taken as a whole;

               (h) Liens on cash and Cash Equivalents securing (A) reimbursement obligations in respect of letters of credit issued for the account of any Obligor or Subsidiary of an Obligor in the ordinary course of business and consistent with past practice, so long as the aggregate amount of such cash and Cash Equivalents does not exceed 115% of the maximum available amount under the secured letters of credit, and (B) reimbursement or other margin requirements in connection with, in the case of Liens contemplated in this clause (B), (1) transactions designed to hedge against fluctuations in fuel costs, entered into in the ordinary course of business, consistent with past business practice or then current industry practice, and not entered into for speculative purposes, (2) transactions designed to hedge interest rates entered into with respect to notional amounts not to exceed actual or anticipated Indebtedness and not entered into for speculative purposes and
     (3) transactions designed to hedge against risks associated with fluctuations in currencies entered into in the ordinary course of business, and (C) prepaid fuel and healthcare expenses in the ordinary course of business and consistent with past practice;

               (i) Liens securing the obligations of the Obligors with respect to or relating to the Indebtedness as provided for in the ATSB Loan Agreements;

               (j) Liens on assets pledged in connection with a Replacement Secured Financing permitted under the ATSB Loan Agreements;

               (k) Liens on assets pledged to secure a Permitted Acquisition Financing; provided that the Liens attach only to assets acquired in connection with the acquisition financed by such Permitted Acquisition Financing;

               (l) any renewal or substitution of any Lien for any of the preceding clauses (b), (d) or (f); provided that any such Liens are not extended to additional assets; and

               (m) any renewal or substitution or (in the case of Clause (i)) amendment of any Lien for any of the preceding clauses (b), (d), (f), (h),
     (i), (j) or (k), provided that (i) the Indebtedness secured is not increased beyond the outstanding amount of such Indebtedness on the Closing Date, if such Indebtedness was outstanding on the Closing Date and (ii) any such Lien securing any such Indebtedness outstanding on the Closing Date are not extended to assets in addition to those subject to such Lien on the Closing Date, or required on the Closing Date under the security agreement for such Lien to be subject thereto thereafter, to such Lien;

provided that the Obligors will not create, incur, assume or permit to exist any Lien permitted under any of clauses (b) through (e) above on any property of an Obligor


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already constituting Collateral, other than pursuant to the Senior Mortgages and the Aircraft Mortgages.

          SECTION 5.14 MERGER OR CONSOLIDATION. No Obligor shall consolidate with or into or merge with or into, or enter into another form of corporate combination with or into, any Person, or, in one or a series of transactions, convey, lease or transfer all or substantially all its properties and assets to any Person, unless: (i) either (A) such Obligor, or, if the transaction involves more than one Obligor, an Obligor, is the surviving entity, or (B) an Obligor is not the surviving entity and such surviving entity or the Person that acquires by conveyance, lease or transfer all or substantially all the properties and assets of an Obligor, shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an agreement executed and delivered to the Loan Agent, in form and substance reasonably satisfactory to the Loan Agent, all of such Obligor's obligations under the Loan Documents; (ii) immediately before and after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing; and (iii) the Obligors have delivered to the Loan Agent an Officer's Certificate and an opinion of counsel from counsel satisfactory to the Loan Agent, in form and substance satisfactory to the Loan Agent, stating that such transaction and such agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with and addressing such other matters as may be reasonably requested by the Loan Agent; provided, however, that no such transaction or merger, consolidation, corporate combination, conveyance, lease or transfer shall involve a manufacturer of aircraft or airframes, or an Affiliate thereof, other than Airbus.

          SECTION 5.15 CERTAIN APPROVALS UNDER THE ATSB LOAN AGREEMENT. Neither Borrower will give its approval or consent to a sale of any right, obligation or interest under an ATSB Loan Agreement, or any note or loan document referred to therein (i) pursuant to clause (c) of the last sentence of Section 9.2(a) thereof, or (ii) involving Tranche B-1.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.1 EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

               (a) Failure by the Borrowers to pay any installment of principal of the Loans when due, or in the case of interest, within five Business Days after the date due, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise; or (ii) failure by the Borrowers to pay any other amount due under this Agreement or any other Loan Document within ten Business Days after the


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     receipt by the Borrowers of written notice from the Loan Agent that such payment is due or overdue; or

               (b) Any representation or warranty by any Obligor in any Loan Document or in any statement or certificate at any time given by either Obligor in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made, such false representation or warranty is material at the time in question, and, if curable, the same shall remain uncured for a period in excess of 30 days (or in the case of any representation or warranty as to the existence of a Default, 60 days) after the date of written notice thereof from the Loan Agent to the Borrowers; or

               (c) Failure by any Obligor to perform or comply in any material respect with any term or condition contained in Sections 2.4(f), 5.2 and
     5.9 of this Agreement; or

               (d) Failure by any Obligor to perform or comply in any material respect with any term contained in this Agreement or any of the other Loan Documents (other than any such term referred to in any other subsection of this Section 6.1), such failure to comply is material at the time in question, and such failure to comply shall not have been remedied or waived within 30 days after receipt by the Borrowers of notice from the Loan Agent of such failure to comply; provided that if such failure to comply is capable of being corrected and the Borrowers are diligently proceeding to correct such failure, then there shall be no Event of Default under this clause (c) unless such failure to comply shall not have been remedied or waived within 90 days after receipt by the Borrowers of such notice; or

               (e) (i) With respect to any Cross-Default Obligation identified in clause (i) of the definition therein, any of the Obligors shall default (after the expiration of any applicable grace period) under or in the performance of any material term, provision or condition contained in any agreement under which any such Cross-Default Obligation was created or is governed; or (ii) with respect to any Cross-Default Obligation identified in clause (ii) of the definition thereof, any material "event of default" (however described) shall occur and be continuing (after the expiration of any applicable grace period), and shall not thereafter have been waived, remedied or cured, under any agreement (as amended or modified from time to time) under which any such Cross-Default Obligation was created or is governed; provided, however, that this Section 6.1(e) shall cease to be of any further force and effect if at any time prior to payment in full of the Obligations, Airbus or its Affiliates cease to hold at least 51% of the outstanding principal amount of the Loans.

               (f) (i) A court shall enter a decree or order for relief in respect of any Obligor or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Obligor or any of its Subsidiaries under the Bankruptcy Code or under any other


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     applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Obligor or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Obligor or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Obligor or any of its Subsidiaries, and any such event described in clause (i) above or this clause (ii) shall continue for 90 days unless dismissed, bonded or discharged; or

               (g) (i) Any Obligor or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property; or any Obligor or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) any Obligor or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors of any Obligor or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause
     (ii); or

               (h) Any order, judgment or decree shall be entered against any Obligor decreeing the dissolution or split up of such Obligor and such order shall remain undischarged or unstayed for a period in excess of 60 days; or

               (i) Any of the Collateral Documents shall cease, for any reason, other than discharge of the Lien thereof in accordance with its terms, to be in full force and effect, or any Borrower or any Affiliate of any Borrower shall so assert, or any Lien created by any of the Collateral Documents shall cease, for any reason other than discharge of the Lien thereof in accordance with its terms, to be in full force and effect, to be enforceable and of the same effect and priority purported to be created thereby; or

               (j) Any Borrower shall cease to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Collateral in accordance with the requirements of any applicable Collateral Document.

          SECTION 6.2 REMEDIES. During the continuance of any Event of Default, the Loan Agent shall, solely at the request of the Requisite Lenders, by notice to the Borrowers declare that the Loans, all interest accrued thereon and all other amounts and Obligations payable under this Agreement and the Loan Documents to be immediately due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be immediately due and payable, and/or


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

declare the Commitments to be terminated, whereupon the Commitment of each Lender shall be terminated, all without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that upon the occurrence of the Event of Default specified in
Section 6.1(f) or 6.1(g), the Loans, all such interest and all such amounts and Obligations shall automatically become and be immediately due and payable, and the Commitments shall terminate, all without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Obligors.

                                   ARTICLE VII

                     THE LOAN AGENT AND THE COLLATERAL AGENT

          The parties hereto agree as follows:

          SECTION 7.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes each of the Loan Agent and the Collateral Agent to take such action as administrative agent and collateral agent, respectively, on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated by such Lender to it as Loan Agent or Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and each of the Loan Agent and the Collateral Agent hereby accepts such authorization and appointment. As to any matters not expressly provided for by this Agreement and the other Loan Documents or provided for with specific reference to this Section 7.1 (including, without limitation, enforcement or collection of any Note), neither the Loan Agent nor the Collateral Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from action) upon the instructions of the Requisite Lenders and such instructions shall be binding upon all Lenders; provided, however, that neither the Loan Agent nor the Collateral Agent shall be required to take any action which exposes either the Loan Agent or the Collateral Agent to liability or which is contrary to this Agreement, any other Loan Document or applicable law. As to any provisions of this Agreement under which action may be taken or approval given by the Requisite Lenders, the action taken or approval given by the Requisite Lenders, shall be binding upon all Lenders to the same extent and with the same effect as if each Lender had joined therein. Each of the Loan Agent and the Collateral Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, facsimile transmission, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by the Loan Agent or the Collateral Agent. Each of the Loan Agent and the Collateral Agent may deem and treat the payee of the Notes as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Loan Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note. The Lenders agree and acknowledge that the Collateral Agent, in addition to being appointed by and acting on behalf of the Lenders


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

hereto, is also (as of the date hereof) being appointed by and acting on behalf of the lenders party to the Other Loan Agreement. Therefore, the Collateral Agent is an agent of and is acting for and on behalf of all of the Lenders party hereto and, in addition, all of the lenders party to the Other Loan Agreement.

          SECTION 7.2 AGENT'S RELIANCE, ETC. Neither the Loan Agent nor the Collateral Agent nor any of their respective Affiliates, directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or by such directors, officers, agents or employees under or in connection with this Agreement, the Notes or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of the Loan Agent and the Collateral Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to any Lender for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether oral or written) made in or in connection with this Agreement, the Notes or any other Loan Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or any other Loan Document on the part of Guarantor or the Borrowers or to inspect the property (including the books and records) of Guarantor, the Borrowers or any of their respective Subsidiaries; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes or any other Loan Document, or any other instrument or document furnished pursuant thereto; (v) shall incur no liability under or in respect to this Agreement, the Notes or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (vi) may deem and treat each Lender which makes a loan hereunder as the holder of the indebtedness resulting therefrom for all purposes hereof until the Loan Agent receives and accepts an Assignment and Assumption entered into by such Lender, as assignor, and an eligible assignee as provided in Section 9.2 hereof.

          SECTION 7.3 AGENT AND AFFILIATES. If and so long as the Loan Agent or the Collateral Agent shall remain a Lender, the Loan Agent or the Collateral Agent, as applicable, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Loan Agent or the Collateral Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Loan Agent and the Collateral Agent, each in its individual capacity. Unrelated to its role as Loan Agent or Collateral Agent as set forth herein, the Loan Agent and the Collateral Agent and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrowers, Guarantor, any of their respective Subsidiaries and any Person who may do business with or own securities of the Borrowers, Guarantor, or any of their respective Subsidiaries, all as if it were not the Loan Agent or the Collateral Agent, as applicable, hereunder and without any duty to account therefor to the Lenders.


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          SECTION 7.4 REPRESENTATIONS OF THE LENDERS. Each Lender has actively engaged in the negotiation of all of the terms of this Agreement. Each of the Loan Agent and the Collateral Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the Borrowers whether coming into its possession as of the date of this Agreement or at any time thereafter, or to notify any Lender of any Event of Default except as provided in Section 7.5 hereof. This Agreement and all instruments or documents delivered in connection with this Agreement have been reviewed and approved by each Lender and none of the Lenders have relied on the Loan Agent or the Collateral Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

          SECTION 7.5 EVENTS OF DEFAULT. In the event of the occurrence of any Default or Event of Default, any Lender knowing of such event may (but shall have no duty to) give the Loan Agent and the Collateral Agent written notice specifying such Event of Default or other event and expressly stating that such notice is a "notice of default". Neither the Loan Agent nor the Collateral Agent shall be deemed to have knowledge of such events unless the Loan Agent or the Collateral Agent, as applicable, has received such notice, or unless the Event of Default consists of a failure of payment of principal or interest on the Note. In the event that the Loan Agent or the Collateral Agent receives such a notice of the occurrence of an Event of Default, the Loan Agent or the Collateral Agent, as applicable, shall give written notice thereof to the Lenders. The Loan Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed in writing by the Requisite Lenders, provided, however, that, unless and until the Loan Agent or the Collateral Agent shall have received such direction, the Loan Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interest of the Lenders.

          SECTION 7.6 LOAN AGENT'S AND COLLATERAL AGENT'S RIGHT TO INDEMNITY. Except for action expressly required of the Loan Agent or the Collateral Agent hereunder without instructions from any Person, the Loan Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action hereunder on behalf of any Lender unless it shall first be indemnified to its satisfaction by such Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          SECTION 7.7 INDEMNIFICATION OF LOAN AGENT AND COLLATERAL AGENT. The Lenders hereby agree to indemnify the Loan Agent and the Collateral Agent and all of their respective affiliates, directors, officers, employees, advisors and representatives thereof (to the extent not reimbursed by the Borrowers), ratably as most recently in effect prior to the date indemnification is sought, from and against any and all costs, losses, liabilities, claims, damages or expenses which may be incurred by or asserted or awarded against the Loan Agent or the Collateral Agent in any way relating to or arising out of this Agreement and/or the other Loan Documents or any action taken or omitted by the Loan Agent or the Collateral Agent under this Agreement and/or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such


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liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Loan Agent's or the Collateral Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Loan Agent and the Collateral Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Loan Agent or the Collateral Agent in connection with the administration, or enforcement of, or the preservation of any rights under, this Agreement and/or the other Loan Documents, to the extent that the Loan Agent or the Collateral Agent is not reimbursed for such expenses by the Borrowers.

          SECTION 7.8 SUCCESSOR LOAN AGENT AND COLLATERAL AGENT. Each of the Loan Agent and the Collateral Agent may with the consent (not to be unreasonably withheld) of the Lenders and, if no Event of Default has occurred and is continuing, the Borrowers (or, if an Event of Default has occurred and is continuing and if legally permissible, upon notice to the Borrowers), resign at any time by giving written notice thereof to the Lenders and may, at any time, with or without cause, be removed by the Requisite Lenders acting through the Loan Agent with, if no Event of Default has occurred and is continuing and if the Collateral Agent is not in default of any Obligation under the Loan Documents and if no representation or warranty of the Collateral Agent under the Loan Documents has proven to be incorrect in any material respect, the consent (not to be unreasonably withheld) of the Borrowers (or, if an Event of Default has occurred and is continuing, upon notice to the Borrowers). Upon any such resignation or removal, the Borrowers shall have the right to appoint a successor agent, subject to consent of the Lenders. If no successor agent shall have accepted such appointment within 30 days after (i) the retiring Loan Agent's or Collateral Agent's, as applicable, giving of notice of resignation or
(ii) the Loan Agent giving notice, if legally permissible, of such removal, the Loan Agent or the Collateral Agent, as applicable, may, with the consent (not to be unreasonably withheld) of the Requisite Lenders and, if no Event of Default has occurred and is continuing, the Borrowers, appoint a successor Loan Agent or Collateral Agent, as applicable, who shall be willing to accept such appointment. Upon the acceptance of any appointment as Loan Agent or Collateral Agent hereunder by a successor Loan Agent or Collateral Agent, such successor Loan Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Loan Agent or Collateral Agent, and the retiring or removed Loan Agent or Collateral Agent shall be discharged from its duties and obligations as agent under this Agreement. After any Loan Agent's or Collateral Agent's resignation or removal hereunder as Loan Agent or Collateral Agent, as applicable, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Loan Agent or Collateral Agent under this Agreement.

          SECTION 7.9 COLLATERAL AND GUARANTEE MATTERS. The Lenders irrevocably authorize and direct the Collateral Agent to release any Lien on the Collateral as provided for in the Collateral Documents.


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                                  ARTICLE VIII

                                    GUARANTEE

          SECTION 8.1 GUARANTEE.

               (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Loan Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

               (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

               (c) The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this Article VIII or affecting the rights and remedies of the Loan Agent or any Lender hereunder.

               (d) The guarantee contained in this Article VIII shall remain in full force and effect until all the Obligations (including contingent Obligations contained in any Loan Document that survive the termination thereof) shall have been satisfied by payment in full and the Commitments shall be terminated.

               (e) No payment made by either Borrower or the Guarantor, any other guarantor or any other Person or received or collected by the Loan Agent or any Lender from either Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

          SECTION 8.2 NO SUBROGATION. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Loan Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Loan Agent or any Lender against either Borrower or any other guarantor or any collateral security or guarantee or right of offset held by the Loan Agent, the Collateral Agent or any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from either


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Borrower or any other guarantor in respect of payments made by such guarantor hereunder, until all amounts owing to the Loan Agent and the Lenders by the Borrower on account of the Obligations (other than contingent obligations contained in any Loan Document that survive the termination thereof) are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations (other than contingent obligations contained in any Loan Document that survive the termination thereof) shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Loan Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Loan Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Loan Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Loan Agent may determine.

          SECTION 8.3 AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Loan Agent or any Lender may be rescinded by the Loan Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Loan Agent or any Lender, and the Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Loan Agent (or the Requisite Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Loan Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Loan Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 8.3 or any property subject thereto.

          SECTION 8.4 GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Loan Agent or any Lender upon the guarantee contained in this Article VIII or acceptance of the guarantee contained in this Article VIII; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this
Article VIII; and all dealings between the Borrower and the Guarantor, on the one hand, and the Loan Agent, the Collateral Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article VIII. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that the guarantee contained in this Article VIII shall be construed as a continuing, absolute and


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unconditional guarantee of payment without regard to (a) the validity or enforceability of any other provisions of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Loan Agent, the Collateral Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Loan Agent, the Collateral Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of a Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under the guarantee contained in this Article VIII, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Loan Agent, the Collateral Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against either Borrower, any other guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Loan Agent, the Collateral Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Loan Agent, the Collateral Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          SECTION 8.5 REINSTATEMENT. The guarantee contained in this Article VIII shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Loan Agent, the Collateral Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          SECTION 8.6 PAYMENTS. The Guarantor hereby guarantees that payments hereunder will be paid to the Loan Agent without set-off, counterclaim, claim of recoupment or other defense in Dollars at the office specified in Section 2.9(a).


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                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.1 AMENDMENTS, WAIVERS, ETC.

               (a) No amendment, modification or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender, do any of the following:

                    (i) subject the Lenders to any additional obligations;

                    (ii) change the scheduled final maturity of the Loans, or change the amount or date for payment of any date fixed for the payment or reduction of principal;

                    (iii) change the principal amount of any Loan (other than by the payment or prepayment thereof);

                    (iv) change the rate of interest on any Loan or any fee, indemnity or other amount payable to any Lender;

                    (v) change any date fixed for payment of such interest, indemnity or other amount or fees;

                    (vi) amend the definition of "Requisite Lenders" or this
     Section 9.1(a);

                    (vii) modify the application of payments to the Loan under
     Section 2.9; or

                    (viii) release all or substantially all of the Collateral or release the Guarantor from the guarantee contained in Article VIII;

and provided, further, that no amendment, modification, waiver or consent shall, unless in writing and signed by the Loan Agent in addition to the Persons required above to take such action, affect the rights or duties of the Loan Agent under this Agreement or the other Loan Documents.

               (b) The Loan Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was


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     given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

               (c) In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, if the consent of the Loan Agent and of the Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 9.1 being referred to as a "Non-Consenting Lender"), then (i) at the Borrowers' request, the Loan Agent shall have the right in the Loan Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Loan Agent's request, sell and assign to the Lender that is acting as the Loan Agent, all of the portion of the Loan of such Non-Consenting Lender for an amount equal to the principal balance of such portion of the Loan held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption, and (ii) the Borrowers may effect a substitution of the Non-Consenting Lender pursuant to Section 2.12.

          SECTION 9.2 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and
     (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

               (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more entities (each, an "Assignee"), including by means of a capital markets, private placement or securitization transaction, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) and subject to the following additional conditions:

                         (A) such Assignee shall not be an airline, a commercial aircraft operator, an air freight forwarder, an entity engaged in the business of parcel transport by air, other similar Person, or a holding company Affiliate of any of the foregoing; and

                         (B) prior written notice of any such assignment shall be provided to the Borrowers unless an Event of Default has occurred and is continuing;


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                         (C) in the event of an assignment involving a
          widespread syndication or offering, if the Guarantor or any Borrower indicates that the proposed transaction would interfere with its own debt financing efforts, such Lender agrees to cooperate in good faith with the Guarantor or such Borrower in order not to hinder the Guarantor's or such Borrower's attempt to finalize its financing; and

                         (D) an assignee or participant that acquires its interest in the Obligations pursuant to or in connection with a capital markets, private placement, or securitization transaction pursuant to which ten or more persons acquire interests in the Obligations shall not be entitled to the benefits of Section 2.13.

                    (ii) Assignments shall be subject to the additional condition that the parties to each assignment shall execute and deliver to the Loan Agent an Assignment and Assumption.

                    (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 2.13,
     9.3 and 9.4). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section
     10.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                    (iv) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Loan Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                    (v) The Initial Lender agrees to notify the Borrowers promptly following the date on which it or its Affiliate has fully


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     or partially assigned or sold all or a portion of its rights and obligations under this Agreement.

               (c) (i) Any Lender may, without the consent of the Borrowers or the Loan Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Participant shall not be an airline, a commercial aircraft operator, an air freight forwarder, an entity engaged in the business of parcel transport by air, other similar Person, or a holding company Affiliate of any of the foregoing, (B) such Lender's obligations under this Agreement shall remain unchanged, (C) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (D) the Obligors, the Loan Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that, if its interest is entered in the Register, each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 2.13, 9.3 and 9.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.5 as though it were a Lender, provided such Participant shall be subject to Section 9.7 as though it were a Lender.

                    (ii) Borrowers shall not be required to provide, and a Participant shall not be entitled to receive any greater payment under
     Section 2.10, 2.11 or 2.13 than the Borrowers would have been required to pay and the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. Any Participant shall not be entitled to the benefits of
     Section 2.13 unless such Participant complies with Section 2.13(f).

               (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

               (e) The Obligors agree to cooperate with the efforts of the Initial Lender to engage in a transfer or sell-down transaction as envisioned in this Section 9.2, including by means of restructuring the Loan Documents into tranches (not all of which need to be secured by the Collateral), restructuring the Loan Documents into a capital markets style indenture, cooperating in reasonable due


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     diligence meetings and investor phone calls, providing accountant comfort letters and legal opinion reliance letters, and assisting with the reasonable requests of rating agencies and investors, all at the cost of the Initial Lender for the reasonable out-of-pocket expenses of Borrower in cooperating as provided in this subparagraph. Without limiting the generality of the foregoing, as part of the cooperation of the Obligors, if requested by the Initial Lender in connection with a transfer or sell down transaction as envisioned in this Section 9.2, the Loan Documents shall be "marked-to-market" and amended accordingly, solely to reflect any prepayment premiums or make-whole amounts or other prepayment terms and conditions which are at the time customary for comparable financings in the relevant markets, as determined in the opinion of two investment banks, one selected by the Borrowers and the other by the Loan Agent, and if such banks fail to agree on such prepayment premiums or make-whole amounts or other prepayment terms and conditions, then a third investment bank mutually selected by the Borrowers and the Loan Agent shall make such determination.

          SECTION 9.3 COSTS AND EXPENSES. Whether or not the first Funding Date occurs, the Obligors agree to pay within ten Business Days (or as provided in Section 3.1(d)) following receipt of a reasonably detailed invoice therefor (i) all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of one primary outside counsel and one special FAA counsel) incurred by the Initial Lender, the Loan Agent and the Collateral Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents, and all documents relating thereto, (ii) all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of one primary outside counsel and one special FAA counsel) incurred by the Loan Agent in connection with any consents, amendments, waivers or other modifications hereto or thereto, (iii) all reasonable out-of-pocket costs and expenses incurred by the Loan Agent in connection with the syndication of the Loans (if any), and
(iv) all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by the Loan Agent and the Lenders in enforcing any Obligations of, or in collecting any payments due from, the Borrowers hereunder or under the other Loan Documents.

          SECTION 9.4 INDEMNITIES. Whether or not the transactions contemplated hereby shall be consummated, the Obligors agree to defend, indemnify, pay and hold harmless the Loan Agent, the Lenders, and their respective Affiliates, officers, directors, employees, agents and controlling Persons (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of outside counsel for such Indemnitees, but excluding Taxes) that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including, without limitation, the use or intended use of the proceeds of the Loan) or any breach or default by the Borrowers of any provision of the Loan Documents (collectively called the "Indemnified Liabilities"); provided that the Obligors shall not have any obligation to any Indemnitee hereunder with respect to any


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Indemnified Liabilities to the extent such Indemnified Liabilities (i) arise from the gross negligence or willful misconduct of an Indemnitee, (ii) are specifically addressed elsewhere in this Agreement (including, without limitation, Section 2.10, (iii) arise from breaches by an Indemnitee of any Loan Document to which it is a party, or (iv) constitute ordinary and usual operating or overhead expenses of an Indemnitee (excluding, without limitation, costs and expenses of any outside counsel, consultant or agent). To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Obligors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

          SECTION 9.5 RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, to the fullest extent permitted by law, each Lender is hereby authorized by the Obligors at any time or from time to time, without notice to the Obligors or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of any Obligor against and on account of the Obligations then due.

          SECTION 9.6 JOINT AND SEVERAL LIABILITY; MAXIMUM LIABILITY; WAIVER OF SUBROGATION.

               (a) Each Borrower shall be liable for all amounts due to the Lenders under this Agreement, regardless of which Borrowers actually receives the Loans or other extensions of credit hereunder, or the amount of such Loans received or the manner in which any Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's liabilities with respect to Loans and extensions of credit made to it, and each Borrower's liabilities arising as a result of the joint and several liability of the Borrowers hereunder and under the other Loan Documents with respect to Loans or other extensions of credit made to any other Borrowers hereunder, shall be separate and distinct obligations, but all such liabilities shall be primary obligations of each Borrower. The joint and several liability of each Borrower shall in all respects be continuing, absolute, unconditional and irrevocable, in all events and circumstances, and shall continue in full force and effect until all Obligations have been paid in full and all Commitments shall have terminated, and will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender or any holder of any Loan or Note with respect thereto.

               (b) Notwithstanding any payment made by either Borrower or the Guarantor hereunder or any set-off or application of funds of either Borrower or the Guarantor by the Loan Agent or any Lender, neither Borrower shall be entitled


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     to be subrogated to any of the rights of the Loan Agent, the Collateral
     Agent or any Lender against either Borrower or the Guarantor or any collateral security or guarantee or right of offset held by the Loan Agent, the Collateral Agent or any Lender for the payment of the Obligations, nor shall either Borrower seek or be entitled to seek any contribution or reimbursement from the other Borrower or the Guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Loan Agent, the Collateral Agent and the Lenders by the Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to either Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for the Loan Agent, the Collateral Agent and the Lenders, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Loan Agent in the exact form received by such Borrower (duly indorsed by such Borrower to the Loan Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Loan Agent may determine.

               (c) Each Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the other Borrower or the Guarantor and without notice to or further assent by the other Borrower or the Guarantor, any demand for payment of any of the Obligations made by the Loan Agent, the Collateral Agent or any Lender may be rescinded by the Loan Agent, the Collateral Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Loan Agent, the Collateral Agent or any Lender, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Loan Agent (or the Requisite Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Loan Agent, the Collateral Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Loan Agent, the Collateral Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in Article VIII or any property subject thereto.

               (d) Each Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Loan Agent, the Collateral Agent or any Lender upon the joint and several liability of the Borrowers and the guarantee contained in Article VIII or acceptance thereof; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the joint and several liability of the Borrowers and the guarantee contained in
     Article VIII; and all dealings between the Borrowers and the Guarantor,


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     on the one hand, and the Loan Agent, the Collateral Agent and the Lenders,
     on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance thereupon. Each Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the other Borrower or the Guarantor with respect to the Obligations. Each Borrower understands and agrees that its joint and several liability hereunder for and with respect to the Obligations of the other Borrower is continuing, absolute and unconditional without regard to any circumstance whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of such Borrower for and with respect to the Obligations of the other Borrower (or of the Guarantor), in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against either Borrower, the Loan Agent, the Collateral Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the other Borrower, the Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Loan Agent, the Collateral Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the other Borrower, the Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the other Borrower, the Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve a Borrower of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Loan Agent, the Collateral Agent or any Lender against either Borrower. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

               (e) The joint liability of the Borrowers shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Loan Agent, the Collateral Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          SECTION 9.7 SHARING OF PAYMENTS, ETC. The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, except as provided in the immediately following exception clause, the "Aggregate Amounts Due" to each Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, except by reason of


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payments that are individual to a particular Lender under Sections 2.10(c),
2.10(e), 2.11, 2.13, 9.3 and 9.4, then the Lender receiving such proportionately greater payment shall (i) notify the Loan Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them, provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Obligors expressly consent to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Obligors to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

          SECTION 9.8 NOTICES, ETC. Unless otherwise specifically provided herein, any notice, request or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of telefacsimile, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on Annex A, or (i) as to the Borrowers and the Loan Agent and the Collateral Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party hereto, such other address as shall be designated by such party in a written notice delivered to the Loan Agent and the Collateral Agent.

          SECTION 9.9 NO WAIVER; REMEDIES. No failure on the part of any Lender or the Loan Agent or the Collateral Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.10 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New York.

          SECTION 9.11 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

               (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York,


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     and, by execution and delivery of this Agreement, each of the parties hereto hereby accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

               (b) Each of the parties hereto hereby irrevocably consent to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Person in accordance with the provisions of Section 9.8. Each Obligor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (c) Nothing contained in this Section 9.12 shall affect the right of any party hereto to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

          SECTION 9.12 WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.

          SECTION 9.13 MARSHALING; PAYMENTS SET ASIDE. Neither the Loan Agent, the Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Obligors or any other party or against or in payment of any or all of the Obligations. To the extent that an Obligor makes a payment or payments to the Loan Agent for the account of any Lender (each, a "Payee") or any Payee receives payment from exercise of their rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred, and (ii) each Payee shall pay and return such amount to the Loan Agent as the Loan Agent may be required to disgorge or otherwise pay to a trustee, receiver or any other party in respect of the portion of the payment from the Borrowers distributed by the Loan Agent to such Payee hereunder.

          SECTION 9.14 SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          SECTION 9.15 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrowers, the Loan Agent and the Collateral Agent.

          SECTION 9.16 SEVERABILITY. In case any provision in or obligation under this Agreement or any Note shall be invalid, illegal or unenforceable in any jurisdiction the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 9.17 CONFIDENTIALITY. Each party hereto shall, and shall procure that its respective officers, employees and agents shall, keep confidential and shall not, without the prior written consent of the other parties, disclose to any third party this Agreement, any other Loan Document or any of the information, reports or documents supplied by or on behalf of such other party not otherwise publicly available, except that a party shall be entitled to disclose this Agreement, any other Loan Document, and any such information, reports or documents:

                    (i) in connection with any proceeding arising out of or in connection with this Agreement or any of the other Loan Documents, to the extent that such party may reasonable consider necessary to protect its interest; or

                    (ii) to any potential assignee or transferee of any party's rights under this Agreement or any of the Loan Documents (and to rating agencies, underwriters, investors, lenders, placement agents, and other parties, and their respective counsel, auditors, agents and advisers) participating in an assignment or participation transaction under Section
     10.2 or any other person proposing to enter into contractual arrangements with any party in relation to this Agreement, any of the other Loan Documents subject to the relevant party obtaining, in each case to the extent reasonable and customary, an undertaking from such potential assignee or transferee or other person in corresponding terms to this
     Section 10.18; or

                    (iii) pursuant to any applicable laws, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, interpretations, licenses, permits and orders of any competent court, arbitrator or governmental agency or authority in any relevant jurisdiction; or

                    (iv) to bank examiners or any other regulatory authority or rating agencies or similar entities, if requested to do so; or

                    (v) to its auditors, legal, tax or to other professional advisers; or

                    (vi) to its Affiliates and their respective directors, officers, employees and agents.

          SECTION 9.18 APPOINTMENT OF INDENTURE TRUSTEE. The Loan Agent and the Initial Lender hereby appoint U.S. Bank National Association as Indenture Trustee under the Aircraft Mortgages. Such appointment to be effected by delivery of an authorization and direction to the Indenture Trustee.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        AMERICA WEST AIRLINES, INC.
                                        US AIRWAYS, INC
                                        US AIRWAYS GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name: Derek J. Kerr
                                        Title: Chief Financial Officer of
                                               each Person listed above


                                        AIRBUS FINANCIAL SERVICES,
                                        as Initial Lender and Loan Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK NORTHWEST,
                                        NATIONAL ASSOCIATION,
                                        as Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                     ANNEX A

                                NOTICE ADDRESSES

If to the Borrowers:

America West Airlines, Inc.
400 E. Sky Harbor Blvd.
Phoenix, AZ 85034
Main Telephone: (480) 693-0800
Fax: (480) 693-5155
Attention: Derek J. Kerr

America West Holdings Corporation
111 West Rio Salado Parkway
Tempe, AZ 85281
Main Telephone: (480) 693-0800
Fax: (480) 693-5155
Attention: Derek J. Kerr

US Airways, Inc.
2345 Crystal Drive
Arlington, Virginia 22227
Main Telephone: (703) 872-5050
Fax: (703) 872-5960
Attention: Derek J. Kerr

If to the Initial Lender:

Airbus Financial Services
5th Floor, 6 Georges Dock
I.F.S.C.
Dublin 1, Ireland
Attention: Managing Director
Telephone: 011 3531 790 5500
Facsimile: 011 3531 670 2020

With a copy to:

Airbus North America Holdings, Inc.
198 Van Buren St. Suite 300
Hendon, Virginia 20170

Attn: Vice President - Sales Finance
Telephone: (703) 834-3400
Facsimile: (703) 834-3547

If to the Loan Agent:

Airbus Financial Services
5th Floor, 6 Georges Dock
I.F.S.C.
Dublin 1, Ireland
Attention: Managing Director
Telephone: 011 3531 790 5500
Facsimile: 011 3531 670 2020

With a copy to:

Airbus North America Holdings, Inc.
198 Van Buren St. Suite 300
Hendon, Virginia 20170

Attn: Vice President - Sales Finance
Telephone: (703) 834-3400
Facsimile: (703) 834-3547

If to the Collateral Agent:

Wells Fargo Bank Northwest, National Association
MAC: U1228-120
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Telephone: (801) 246-5630
Facsimile: (801) 246-5053
Attention: Corporate Trust Services

                                     ANNEX B

                                 LENDING OFFICE

Airbus Financial Services
5th Floor, 6 Georges Dock
I.F.S.C.
Dublin 1
Ireland

                                     ANNEX C

                               LENDER COMMITMENTS
                                 INITIAL AMOUNTS

                      TOTAL      TRANCHE A    TRANCHE B    TRANCHE C    TRANCHE D    TRANCHE E
 NAME OF LENDER    COMMITMENT   COMMITMENT   COMMITMENT   COMMITMENT   COMMITMENT   COMMITMENT
----------------   ----------   ----------   ----------   ----------   ----------   ----------
AIRBUS FINANCIAL       $0           $0           $0           $0           $0           $0
    SERVICES


                                    EXHIBIT A

                            ASSIGNMENT AND ASSUMPTION

          Reference is made to the Loan Agreement, dated as of September 27, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrowers, the Guarantor, Airbus Financial Services, as Initial Lender and Loan Agent, and Wells Fargo Bank Northwest, National Association, as Collateral Agent. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

          The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Loan Agreement with respect to those credit facilities contained in the Loan Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Guarantor, the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Guarantor, the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements delivered pursuant to Section 4.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Loan Agents, the Collateral Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Loan

Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Loan Agent or the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Loan Agent and the Collateral Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender including its obligations pursuant to Section 2.13(f) of the Loan Agreement.

4. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Assumption, it will be delivered to the Loan Agent for acceptance by it and recording by the Loan Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Loan Agent, be earlier than five Business Days after the date of such acceptance and recording by the Loan Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Loan Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Loan Agreement.

7. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                  to Assignment and Assumption with respect to
               the Loan Agreement, dated as of September 27, 2005,
    among the US Airways, Inc. and America West Airlines, Inc., as Borrowers, the Guarantor, and Airbus Financial Services, as Initial Lender and Loan Agent,
    and Wells Fargo Bank Northwest, National Association, as Collateral Agent

Name of Assignor: ______________________

Name of Assignee: ______________________

Effective Date of Assignment: _________________

Credit Facility       Principal          Commitment
   Assigned       Amount Assigned   Percentage Assigned
---------------   ---------------   -------------------
                  $______________   __________________%

[Name of Assignee]                      [Name of Assignor]


By:                                     By:
   ----------------------------------       ------------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

Accepted for Recordation in the
Register:                               Required Consents (if any):

_____________________________________, as US Airways, Inc.
Loan Agent


By:                                     By:
    ---------------------------------       ------------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        America West Airlines, Inc.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT B

                             FORM OF PROMISSORY NOTE
                                  [TRANCHE __]

U.S.$_____________                                            Dated: _____, 2005
Tranche ___

          FOR VALUE RECEIVED, the undersigned, US Airways, Inc., a Delaware corporation, and America West Airlines, Inc., a Delaware corporation (collectively, the "Borrowers"), HEREBY, JOINTLY AND SEVERALLY, PROMISE TO PAY to Airbus Financial Services, Inc., as Loan Agent under the Loan Agreement referred to below ____________ for the account of the Lenders as defined in the Loan Agreement referred to below), subject to the provisions of Section 2.3(c) of the Loan Agreement, the principal sum of U.S.$_________ or, if less, the aggregate outstanding principal amount of all Tranche [___] Loans made by the Lender to the Borrowers pursuant to the Loan Agreement dated as of September 27, 2005 among the Borrowers, Guarantor and Airbus Financial Services, as the Initial Lender and Loan Agent, and Wells Fargo Bank Northwest, National Association, as Collateral Agent (as amended or modified from time to time, the "Loan Agreement"; the terms defined therein being used herein as therein defined), plus the amount of accrued interest hereon capitalized and added to the principal of the Loans pursuant to Section 2.3(a) of the Loan Agreement. The outstanding principal amount of this Note shall be payable on the date specified in Section 2.3(b) of the Loan Agreement, subject to the provisions of Section 2.3(c) of the Loan Agreement. The final payment required to be made on this Promissory Note, after taking into account Section 2.3(c) of the Loan Agreement, shall be in an amount sufficient to pay in full the accrued and unpaid interest hereon.

          The Borrowers, jointly and severally, subject to the provisions of
Section 2.3 of the Loan Agreement, promise to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement.

          Both principal and interest are payable in lawful money of the United States of America to the Loan Agent, to the account specified in Section 2.9(a) of the Loan Agreement, in same day funds.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the Loan Agreement are secured by collateral as provided in the Loan Agreement and in the Collateral Documents.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the Borrowers, jointly and severally, have caused this Promissory Note to be executed and delivered by its duly authorized officer as of the date and at the place set forth above.

                                        AMERICA WEST AIRLINES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        US AIRWAYS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                           TRANCHE ___ PROMISSORY NOTE

                                                                                   Aggregate Outstanding
                                                                                  Principal Amount After
                                                                                  Giving Effect to Loans
               Payment   Principal Amount   Principal Amount of   S&P Rating at     Made or Payments of
Funding Date     Date      of Loan Made         Loan Repaid          Funding        Principal Received
------------   -------   ----------------   -------------------   -------------   ----------------------


                                    EXHIBIT C

                               NOTICE OF BORROWING

Airbus Financial Services,
   as Loan Agent under the
   Loan Agreement referred to below
5th Floor, 6 Georges Dock
I.F.S.C.
Dublin 1
Ireland
Telephone: +353 1 790 5500
Facsimile: +353 1 670 2020
Attention: Managing Director

                                                                __________, 2005

          Re:  AMERICA WEST AIRLINES, INC. AND US AIRWAYS, INC. (the
               "Borrowers")

     Reference is made to the $89,000,000 Loan Agreement, dated as of September 27, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrowers, the Guarantor, Airbus Financial Services, as Initial Lender and Loan Agent, and Wells Fargo Bank Northwest, National Association, as Collateral Agent, and entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein are used herein as therein defined.

     The Borrowers hereby give you irrevocable notice, pursuant to Section 2.2 of the Loan Agreement, that the undersigned hereby requests a Borrowing under the Loan Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2 of the Loan Agreement:

          (i) The date of the Proposed Borrowing is ________, 200__ (the "Funding Date"), a date permitted under the applicable provisions of
     Section 2.1 of the Loan Agreement.

          (ii) The aggregate amount of the Proposed Borrowing is $________.

          (iii) The Proposed Borrowing is for Tranche ___ Loans and such proceeds shall be used in accordance with Section 2.4(f) of the Loan Agreement.

          (iv) As of the date hereof, the corporate credit rating assigned by S&P to the Guarantor and its consolidated subsidiaries, taken together, is
     ____.

          (v) [For Tranche B Borrowings] [All amounts due and payable under the A321 Airbus Financings have been paid in full.]

          (v) [For Tranche B Borrowings] [All amounts due and payable on the Funding Date under the A321 Airbus Financings have been, or immediately following the application of the proceeds of the Proposed Borrowing will have been, paid in full.]

          [(v) [For Tranche C Borrowings] Copies of the invoices for goods and services referred to in Section 2.1(c) paid 30 or more days before the date of this Proposed Borrowing not used to support prior Borrowings of Tranche C Loans, are attached hereto.]

          [(v) [For Tranche D Borrowings] All amounts due and payable on or before September 20, 2005, under the Trust 2001 1C Certificates of US Airways have been paid in full and received by the holders thereof.]

     The undersigned hereby certifies that the following statements shall be true on the Funding Date:

          (i) the representations and warranties of each Borrower and the Guarantor set forth in Article IV of the Loan Agreement are true and correct in all material respects on and as of the Funding Date, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom as though made on and as of such date, (except to the extent such representations and warranties by their terms expressly relate to an earlier date, in which case the representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and

          (ii) no Event of Default or Default has occurred and is, or would result from the Proposed Borrowing and the application of the proceeds therefrom.

                                        AMERICA WEST AIRLINES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Chief Financial Officer/
                                               President/ Executive Officer


                                        US AIRWAYS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Chief Financial Officer/
                                               President/ Executive Officer